Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 17, 2025,

among

AVNET, INC.,

AVNET HOLDING EUROPE BV

and

CERTAIN OTHER SUBSIDIARIES OF THE COMPANY

as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
an L/C Issuer,

BNP PARIBAS,

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD.,

THE BANK OF NOVA SCOTIA,

and

TRUIST BANK

as Co-Syndication Agents,

and

The Other Lenders Party Hereto

BofA SECURITIES, INC.,

BNP PARIBAS Securities CORP.,

The Bank of Nova Scotia,

MUFG BANK, LTD.

TRUIST SECURITIES, INC.

and

JPMORGAN CHASE BANK, N.A.

as Joint Lead Arrangers and Joint Bookrunners

Page

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms1

1.02Other Interpretive Provisions31

1.03Accounting Terms31

1.04Exchange Rates; Currency Equivalents32

1.05Additional Alternative Currencies32

1.06Change of Currency33

1.07Times of Day33

1.08Letter of Credit Amounts34

1.09Rounding34

1.10Interest Rates34

1.11Belgian Civil Code.34

1.12Amendment and Restatement; No Novation; Reallocations and Break Funding34

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01Committed Loans35

2.02Borrowings, Conversions and Continuations of Committed Loans36

2.03Letters of Credit37

2.04Swing Line Loans46

2.05Prepayments49

2.06Termination or Reduction of Commitments50

2.07Repayment of Loans50

2.08Interest50

2.09Fees51

2.10Computation of Interest and Fees52

2.11Evidence of Debt52

2.12Payments Generally; Administrative Agent’s Clawback52

2.13Sharing of Payments by Lenders54

2.14Designated Borrowers55

2.15Optional Increase in Commitments56

2.16Cash Collateral58

2.17Defaulting Lenders59

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes61

3.02Illegality65

3.03Inability to Determine Rates66

3.04Increased Costs69

3.05Compensation for Losses71

3.06Mitigation Obligations; Replacement of Lenders72

3.07Survival72

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ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01Conditions of Initial Credit Extension72

4.02Conditions to all Credit Extensions74

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

5.01Existence, Qualification and Power; Compliance with Laws75

5.02Authorization; No Contravention75

5.03Governmental Authorization; Other Consents75

5.04Binding Effect75

5.05Financial Statements; No Material Adverse Effect76

5.06Litigation76

5.07No Default76

5.08Ownership of Property; Liens76

5.09Environmental Compliance76

5.10Taxes76

5.11ERISA Compliance77

5.12Subsidiaries; Equity Interests77

5.13Margin Regulations; Investment Company Act78

5.14Disclosure78

5.15Compliance with Laws78

5.16Intellectual Property; Licenses, Etc78

5.17Solvency78

5.18Taxpayer Identification Number; Other Identifying Information78

5.19Representations as to Foreign Obligors78

5.20OFAC79

5.21Anti-Corruption Laws79

5.22Affected Financial Institutions80

5.23Certificate of Beneficial Ownership80

5.24Covered Entities80

ARTICLE VI.
AFFIRMATIVE COVENANTS

6.01Financial Statements80

6.02Certificates; Other Information81

6.03Notices82

6.04Payment of Obligations83

6.05Preservation of Existence, Etc83

6.06Maintenance of Properties83

6.07Maintenance of Insurance83

6.08Compliance with Laws83

6.09Books and Records83

6.10Inspection Rights84

6.11Approvals and Authorizations84

6.12Anti-Corruption and Anti-Terrorism Laws84

6.13Certificate of Beneficial Ownership and Other Additional Information84

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ARTICLE VII.
NEGATIVE COVENANTS

7.01Liens84

7.02[Reserved]86

7.03Indebtedness86

7.04Fundamental Changes87

7.05[Reserved]87

7.06Change in Nature of Business87

7.07Transactions with Affiliates87

7.08Limitation on Restrictions Affecting the Company or any Subsidiary87

7.09Use of Proceeds88

7.10Financial Covenant89

7.11Sanctions89

7.12Anti-Corruption and Anti-Terrorism Laws89

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default89

8.02Remedies Upon Event of Default91

8.03Application of Funds91

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01Appointment and Authority92

9.02Rights as a Lender92

9.03Exculpatory Provisions92

9.04Reliance by Administrative Agent93

9.05Delegation of Duties94

9.06Resignation of Administrative Agent94

9.07Non-Reliance on Administrative Agent, the Arrangers and Other Lenders95

9.08No Other Duties, Etc96

9.09Administrative Agent May File Proofs of Claim96

9.10Certain ERISA Matters97

9.11Recovery of Erroneous Payments98

ARTICLE X.
MISCELLANEOUS

10.01Amendments, Etc98

10.02Notices; Effectiveness; Electronic Communication100

10.03No Waiver; Cumulative Remedies; Enforcement101

10.04Expenses; Indemnity; Damage Waiver102

10.05Payments Set Aside104

10.06Successors and Assigns104

10.07Treatment of Certain Information; Confidentiality109

10.08Right of Setoff110

10.09Interest Rate Limitation110

10.10Integration; Effectiveness110

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10.11Survival of Representations and Warranties110

10.12Severability111

10.13Replacement of Lenders111

10.14Governing Law; Jurisdiction; Etc112

10.15WAIVER OF JURY TRIAL112

10.16No Advisory or Fiduciary Responsibility113

10.17USA PATRIOT Act Notice113

10.18Judgment Currency113

10.19Electronic Execution; Electronic Records; Counterparts114

10.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions115

10.21Acknowledgement Regarding Any Supported QFCs115

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SCHEDULES

1.01(a)  Existing Letters of Credit

1.01(b) L/C Issuers and Letter of Credit Sublimits

2.01 Commitments and Applicable Percentages

5.06 Litigation

5.12 Subsidiaries and Other Equity Investments

7.01 Existing Liens

7.03 Existing Indebtedness

10.02 Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

ACommitted Loan Notice

BSwing Line Loan Notice

CNote

DCompliance Certificate

EAssignment and Assumption

FGuaranty

GDesignated Borrower Request and Assumption Agreement

HDesignated Borrower Notice

I-1Form of Opinion of Covington & Burling LLP

I-2Form of Opinion of Argo Law

I-3Form of Opinion of General Counsel and Chief Legal Officer of the Company

JForm of Letter of Credit Report

KForm of Foreign Obligor Opinion

LForms of U.S. Tax Compliance Certificates

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of January 17, 2025, among AVNET, INC., a New York corporation (the “Company”), AVNET HOLDING EUROPE BV, a Belgian privately held limited liability company (“Avnet Europe”), each Subsidiary of the Company party hereto pursuant to Section 2.14 (each such Subsidiary, together with the Company and Avnet Europe, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Borrowers, the lenders party thereto (the “Existing Lenders”) and Bank of America, N.A., as administrative agent, entered into that certain Second Amended and Restated Credit Agreement, dated as of August 2, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the lenders party thereto have made available to the Borrowers a revolving credit facility, with letter of credit, swingline and multicurrency subfacilities.

The Borrowers have requested that the Lenders agree to an amendment and restatement of the Existing Credit Agreement in the form of this Agreement to provide a revolving credit facility, with swingline, letter of credit and multicurrency subfacilities, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition of (i) a controlling equity or other ownership interest in another Person (including upon the exercise of an option, warrant or convertible or similar type security to acquire such a controlling interest), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person (whether by purchase, merger or otherwise) which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

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“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph.

“Agreement Currency” has the meaning specified in Section 10.18.

“Alternative Currency” means each of Euro, Sterling, Australian Dollars, Hong Kong Dollars, Japanese Yen, and each other currency (other than Dollars) that is approved in accordance with Section 1.05; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:

(a)denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and

(b)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05;

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.”  All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $300,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

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(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(c)denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(d)denominated in Hong Kong Dollars, the rate per annum equal to the Hong Kong Interbank Offered Rate (“HIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Hong Kong time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(i)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05;

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.”  All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.19(a).

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in this Agreement.  If the commitment of each Lender to make

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Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P /Moody’s/Fitch	Facility Fee	Alternative Currency Term Rate + Alternative Currency Daily Rate + Term SOFR + SOFR Daily Floating Rate + Letter of Credit Fee + Euro Swing Line Rate	Base Rate
1	BBB+/Baa1/BBB+ or better	0.100%	0.900%	0.000%
2	BBB/Baa2/BBB	0.125%	1.000%	0.000%
3	BBB-/Baa3/BBB-	0.175%	1.075%	0.075%
4	BB+/Ba1/BB+	0.225%	1.275%	0.275%
5	BB/Ba2/BB or worse	0.275%	1.475%	0.475%

“Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s or Fitch (collectively, the “Rating Agencies” and each a “Rating Agency”) (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that if the Debt Ratings from the Rating Agencies fall within different Pricing Levels, (a) if only two Rating Agencies provide a Debt Rating, then (i) if the ratings differ by one Pricing Level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), and (ii) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply, (b) if all three Rating Agencies provide a Debt Rating, then (i) if two of the Debt Ratings are at the same Pricing Level, then such Pricing Level shall apply and (ii) if each of the Debt Ratings fall within different levels, then the Pricing Level of such Debt Rating between the highest Debt Rating and the lowest Debt Rating shall apply, and (c) if the Company does not have any Debt Rating, Pricing Level 5 shall apply; provided, further, that if only one Rating Agency provides a Debt Rating, such Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Ratings in effect on the Closing Date, each of which shall be specified in the certificate delivered pursuant to Section 4.01(a)(vii).  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in any Debt Rating shall be effective during the period commencing on the opening of business on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

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“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, BofA Securities, Inc., BNP Paribas Securities Corp., JPMorgan Chase Bank, N.A., MUFG, The Bank of Nova Scotia, and Truist Securities, Inc., in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date:

(a)in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(b)in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; and

(c)in respect of any asset securitization transaction of any Person, (i) the actual amount of any unrecovered investment of purchasers or transferees of assets so transferred, plus (ii) in the case of any other recourse, repurchase, or debt obligation described in clause (a) of the definition of “Off-Balance Sheet Liabilities,” the capitalized amount of such obligation that would appear on a balance sheet of such Person prepared on such date in accordance with GAAP if such sale or transfer or assets were accounted for as a secured loan.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended June 29, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Australian Dollars” mean the lawful currency of Australia.

“Authorized Signatory” has the meaning specified in the definition of “Responsible Officer.”

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

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“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(a)(iii)(D).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

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“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro or Euro Swing Line Loan, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan or Euro Swing Line Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan or Euro Swing Line Loan, means a Business Day that is also a TARGET Day;

(b)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Japanese Yen, means a day other than when banks are closed for general business in Japan;

(c)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Sterling or Japanese Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, one or more of the L/C Issuers or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if such L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) such L/C Issuer or the Swing Line Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory

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authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Letter” means that certain commitment letter dated as of December 6, 2024, by and among the Administrative Agent, BofA Securities, Inc., BNP Paribas Securities Corp., BNP Paribas, JPMorgan Chase Bank, N.A., MUFG, The Bank of Nova Scotia, Truist Bank and Truist Securities, Inc. and the Company.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

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“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Communication” has the meaning specified in Section 10.19.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, SOFR Daily Floating Rate, SONIA, EURIBOR, TIBOR, ESTR or any proposed successor rate for any currency, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SOFR Daily Floating Rate”, “SONIA”, “EURIBOR”, “TIBOR”, “ESTR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical or administrative matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following (to the extent deducted in calculating such Consolidated Net Income, without duplication): (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) gains or losses related to the early extinguishment of notes, bonds or other fixed income obligations, and (v) other non-cash or non-recurring expenses of the Company and its Subsidiaries (including non-cash expenses consisting of compensation paid in the form of Equity Interests of the Company or its Subsidiaries and non-cash charges due to impairments recorded in such period in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 350), reducing such Consolidated Net Income, and minus (b) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including such Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than, and without expanding this clause (c), commercial letters of credit and bankers’ acceptances incurred to support commercial or lease transactions, bid bonds, payment bonds and performance bonds arising in the

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ordinary course of business), in each case net of the amount of cash collateral securing such direct obligations, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations and other Off-Balance Sheet Liabilities, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, if, and to the extent that, the fair value of the assets of such partnership or joint venture is less than its probable liability in respect of its obligations, net of any right to contribution from other reasonably creditworthy Persons which the Company or such Subsidiary has in respect thereof, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) consolidated interest expense determined in accordance with GAAP and (b) all implicit interest in connection with Synthetic Lease Obligations and other Off-Balance Sheet Liabilities minus (c) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in the foregoing clause (a).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Shareholders’ Equity minus Intangible Assets on that date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.21.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” with respect to any applicable determination date means SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then Daily Simple SOFR means SOFR that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“Debt Rating” has the meaning specified in the definition of Applicable Rate.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

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“Designated Borrower” means Avnet Europe and any other Subsidiary of the Company party hereto pursuant to Section 2.14.

“Designated Borrower Notice” has the meaning specified in Section 2.14.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 10.19.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) subject to such consents, if any, as may be required under Section 10.06(b)(iii).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated.  If, after the designation by the Lenders of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders (in the case of any Committed Loans to be denominated in an Alternative

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Currency), (a) such currency no longer readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, or (c) providing such currency is impracticable for the Lenders, (each of clauses (a), (b) and (c), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s).  Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or

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notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“ESTR” means, in relation to any day:

(a)the Euro short-term rate administered by the European Central Bank (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page “EUROSTR=” of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or
(b)if the rate otherwise to be determined by clause (a) is not available for ESTR for any day the applicable ESTR shall the equal the rate notified to the Administrative Agent by the Swing Line Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Swing Line Loan, to be that which expresses as a percentage rate per annum the cost to the relevant Swing Line Lender of funding such Swing Line Loan for that day from whatever source it may reasonably select;

provided that if any day with respect to the calculation of ESTR is not a TARGET Day, ESTR on that day will be ESTR applicable on the immediately preceding TARGET Day. Any change in ESTR shall be effective from and including the date of such change without further notice. If ESTR as so determined above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Equivalent” means, at any time, (a) with respect to any amount denominated in Euros, such amount, and (b) with respect to any amount denominated in Dollars, the equivalent amount thereof in Euros as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Euros.

“Euro Swing Line Loan” means a Swing Line Loan denominated in Euros that bears interest based on the Euro Swing Line Rate.

“Euro Swing Line Rate” means ESTR.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision

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thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the second introductory paragraph.

“Existing Lenders” has the meaning specified in the second introductory paragraph.

“Existing Letters of Credit” means the letters of credit listed on Schedule 1.01(a).

“Existing Securitization Facility” means the account receivable securitization pursuant to the fourth amended and restated receivables purchase agreement dated as of August 16, 2018, as amended, among Avnet Receivables Corporation, the Company as servicer, the financial institutions party thereto as purchasers, and Wells Fargo Bank, N.A., as agent for the purchasers, including any extensions, renewals, replacements and refinancings thereof; provided, that each such agreement (as amended, restated, supplemented or otherwise modified from time to time) or extension, renewal, replacement or refinancing, as the case may be, satisfies the requirements set forth in clause (b) of the definition of Permitted Securitization Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code and any agreements entered into by the United States pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” mean, collectively, the Fee Letter (Bank of America) and the Fee Letter (Joint).

“Fee Letter (Bank of America)” means the letter agreement, dated December 6, 2024, among the Company, the Administrative Agent and BofA Securities, Inc.

“Fee Letter (Joint)” means the letter agreement, dated December 6, 2024, among the Company, the Administrative Agent, BofA Securities, Inc., BNP Paribas Securities Corp., BNP Paribas, JPMorgan Chase Bank, N.A., MUFG, The Bank of Nova Scotia, Truist Bank and Truist Securities, Inc.

“Fitch” means Fitch, Inc. and any successor thereto.

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“Foreign Lender” means, (a) with respect to any Borrower that is a U.S. Person, any Lender that is not a U.S. Person, and (b) with respect to any Borrower that is not a U.S. Person, a lender that is a resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Obligor Opinion” has the meaning specified in Section 2.14(a).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any

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Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty” means that certain Second Amended and Restated Guaranty Agreement, dated as of the date hereof, by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMT” has the meaning specified in the definition of Sanctions.

“Hong Kong Dollars” mean the lawful currency of Hong Kong.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Increase Effective Date” has the meaning specified in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than commercial letters of credit and bankers’ acceptances incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business);

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable in the ordinary course of business);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)capital leases, Synthetic Lease Obligations and other Off-Balance Sheet Liabilities;

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(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, if, and to the extent that, the fair value of the assets of such partnership or joint venture is less than its probable liability in respect of its obligations, net of any right to contribution from other reasonably creditworthy Persons which the Company or such Subsidiary has in respect thereof, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease, Synthetic Lease Obligation or other Off-Balance Sheet Liability as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

Notwithstanding the foregoing, for purposes of this Agreement, the term Indebtedness shall not include any liability of the Company or a Subsidiary under any deferred compensation plan or similar arrangement covering employees or members of the board of directors of the Company.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Inter-Company Indebtedness” has the meaning specified in Section 7.03(j).

“Interest Payment Date” means, (a) as to any Base Rate Loan (including any Swing Line Loan denominated in Dollars), the last Business Day of each month and the Maturity Date, (b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the Maturity Date, (c) as to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, (d) as to any SOFR Daily Floating Rate Loan, the last Business Day of each month and the Maturity Date and (e) as to any Euro Swing Line Loan, the last Business Day of each month and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means as to each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest

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rate applicable to the relevant currency), as selected by the applicable Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

“Japanese Yen” means the lawful currency of Japan.

“Judgment Currency” has the meaning specified in Section 10.18.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each Lender set forth on Schedule 1.01(b) and any successor Lender designated pursuant to this Agreement, for so long as such Lender shall have a Letter of Credit Commitment for the issuance of Letters of Credit by such L/C Issuer under this Agreement, and each L/C Issuer’s Letter of Credit Commitment shall initially be as set forth on Schedule 1.01(b), each in its respective capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation

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or removal).  References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities (including ERISA and Environmental Laws), including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes all L/C Issuers and the Swing Line Lender.

“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the Swing Line Lender and the L/C Issuers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.  All Letters of Credit shall be issued in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit by an L/C Issuer in the form from time to time in use by such L/C Issuer.

“Letter of Credit Commitment” means, as to any L/C Issuer at any time, the amount set forth on Schedule 1.01(b) (as such schedule may be updated from time to time pursuant to Section 2.03 or otherwise, which update shall be provided to the Administrative Agent for incorporation into such updated Schedule 1.01(b)).

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially the form of Exhibit J or any other form approved by the Administrative Agent.

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“Letter of Credit Sublimit” means (a) an aggregate amount equal to the lesser of (i) $200,000,000, and (ii) the Aggregate Commitments and (b) as to any L/C Issuer at any time, the amount set forth on Schedule 1.01(b) (as such schedule may be updated from time to time pursuant to Section 2.03 or otherwise, which update shall be provided to the Administrative Agent for incorporation into such updated Schedule 1.01(b)).  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, the Fee Letters and the Guaranty.

“Loan Parties” means, collectively, the Company and each Designated Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under the respective Loan Documents to which it is a party; (c) a material adverse effect upon the rights or remedies of the Administrative Agent or any Lender under the Loan Documents; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party, taken as a whole.

“Material Subsidiary” means, at any time, any Subsidiary which had total revenues in the four fiscal quarter period most recently ended in excess of 5% of the total revenues of the Company and its Subsidiaries on a consolidated basis.

“Maturity Date” means January 17, 2030; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Aggregate Commitment Increase” has the meaning specified in Section 2.15(a).

“Maximum Rate” has the meaning specified in Section 10.09.

“MNPI” has the meaning specified in Section 6.02.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MUFG” means MUFG Bank, Ltd., MUFG Union Bank, N.A., MUFG Securities Americas Inc. and/or any of their affiliates as MUFG shall determine to be appropriate to provide the services contemplated herein.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” has the meaning specified in Section 10.13.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-Material Subsidiary” means any Subsidiary which is not a Material Subsidiary or a Designated Borrower.

“Non-Reinstatement Deadline” has the meaning set forth in Section 2.03(b)(iv).

“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility), the unrecovered investment of purchasers or transferees of assets so transferred and the principal amount of any recourse, repurchase or debt obligations incurred in connection therewith; and (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with

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its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, any L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(e).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to EMU.

“PATRIOT Act” has the meaning specified in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation, and any successor entity performing similar functions with respect to ERISA.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to

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plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Business” means any type of business in which the Company and its Subsidiaries were engaged on the Closing Date and any business reasonably related or incidental thereto.

“Permitted Securitization Facilities” means, collectively, (a) the Existing Securitization Facility and (b) any other account receivable securitization facility so long as the Indebtedness thereunder and other payment obligations with respect thereto are nonrecourse to the Company and its Subsidiaries (other than any Special Purpose Finance Subsidiary), other than limited recourse provisions that are customary for transactions of such type and do not have the effect of Guaranteeing the repayment of any such Indebtedness or limiting the loss or credit risk of lenders or purchasers with respect to payment or performance by the obligors of the accounts receivable so transferred; provided, that the aggregate outstanding Attributable Indebtedness under the Existing Securitization Facility and any other account receivable securitization facilities described in clause (b) shall not at any time exceed the greater of (x) $800,000,000, and (y) 35% of the aggregate net book value of all accounts receivable of the Company and its Subsidiaries (including those accounts receivable subject to the Existing Securitization Facility or any other account receivable securitization facilities described in clause (b)); provided further, that, notwithstanding the foregoing, any such account receivable securitization facility may be recourse to the Company and its Subsidiaries so long as (x) such recourse is limited to the requirement that the Company or the applicable Subsidiary repurchase any accounts receivable subject to such securitization facility and (y) the aggregate amount of Attributable Indebtedness under such securitization facility shall not at any time exceed $300,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for U.S.-based employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Rate Determination Date” means two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent.

“Rating Agency” has the meaning specified in the definition of “Applicable Rate.”

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“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR or SOFR Daily Floating Rate, as applicable, (b) Sterling, SONIA, (c) Euros, EURIBOR or ESTR, (d) Japanese Yen, TIBOR, (e) Australian Dollars, BBSY and (f) Hong Kong Dollars, HIBOR, as applicable.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived under applicable Law.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and provided further, that if and to the extent that the Defaulting Lender fails to fund its participation in any Swing Line Loan or Unreimbursed Amount and such amount has not been reallocated to and funded by another Lender, then such amount shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, for as long as such Swing Line Lender or L/C Issuer is not itself a Defaulting Lender, in making such determination.

“Rescindable Amount” has the meaning as specified in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party, and with respect to any Designated Borrower, any other signatory authorized in writing by the board of directors, the managing member or comparable governing body or Person of such Designated Borrower (each, an “Authorized Signatory”), (ii) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, with respect to any Designated Borrower, an Authorized Signatory and (iii) solely for

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purposes of notices given pursuant to Article II, any officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent and, with respect to any Designated Borrower, an Authorized Signatory.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Lender” has the meaning specified in Section 2.14(a).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Committed Borrowing of an Alternative Currency Loan, (b) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (c) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any economic, financial, trade or similar sanctions or embargoes administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning set forth in Section 3.03(c)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved

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or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Adjustment” 0.10% (10.0 basis points).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“SOFR Daily Floating Rate” means, for any day, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such day, with a term equivalent to one month beginning on that date; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then the SOFR Daily Floating Rate means such Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided, further, that, if the SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“SOFR Daily Floating Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of SOFR Daily Floating Rate.

“Solvent” means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time and located in North America or Europe, and, for the avoidance of doubt, both the Euro and Sterling shall be deemed not to be a Special Notice Currency.

“Special Purpose Finance Subsidiary” means any Subsidiary of the Company created solely for the purposes of, and whose sole activity shall consist of, acquiring and financing accounts receivable of the Company and its Subsidiaries pursuant to a Permitted Securitization Facility.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such

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currency with another currency through its principal foreign exchange trading office at approximately 9:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, or (b) the accounts of which are consolidated with those of the Company in its consolidated financial statements.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Summary of Terms” means the Summary of Terms and Conditions attached as Exhibit A to the Commitment Letter.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Dollar Sublimit” means an amount equal to the lesser of (a) $125,000,000 and (b) the Aggregate Commitments.  The Swing Line Dollar Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Swing Line Euro Sublimit” means with respect to Euro Swing Line Loans, an amount equal to the lesser of (a) the Euro Equivalent of $125,000,000 and (b) the Aggregate Commitments.  The Swing Line Euro Sublimit is part of, and not in addition to, the Aggregate Commitments.

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“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) the sum of (i) the Swing Line Dollar Sublimit and (ii) the Swing Line Euro Sublimit and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

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“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Successor Rate” has the meaning specified in Section 3.03(b).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Term SOFR Loan, a SOFR Daily Floating Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unencumbered Cash and Cash Equivalents” means cash or cash equivalents owned by Company and its Subsidiaries on a consolidated basis (excluding assets of any retirement plan) which (a) are not the subject of any Lien, and (b) may be converted to cash within 30 days.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are

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described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, conveyance, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, as applicable, or an allocation of assets to a series of a limited liability company or a limited partnership, as applicable (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, conveyance, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company or a limited partnership, as applicable, shall constitute a separate Person hereunder (and each division of any limited liability company or any limited partnership, as applicable, that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.

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(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Pro Forma Basis.  For purposes of computing the Consolidated Leverage Ratio, such ratio (and any financial calculations or components required to be made or included therein) shall be determined, with respect to the relevant period, after giving pro forma effect to each Acquisition consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such Acquisition had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP.
1.04Exchange Rates; Currency Equivalents.  (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating the financial covenant hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
1.05Additional Alternative Currencies.

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(a)The Company may from time to time request that Alternative Currency Loans be made in a currency other than those specifically listed in the definition of Alternative Currency; provided that such requested currency is an Eligible Currency.  Any such request shall be subject to the approval of the Administrative Agent and the Lenders.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent).  In the case of any such request, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans in such requested currency.
(c)Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Alternative Currency Loans to be made in such requested currency.  If the Administrative Agent and all the Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company.
1.06Change of Currency.  (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.07Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

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1.08Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.09Rounding.  Any financial ratios required to be maintained by the Company and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
1.10Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes, in each case in the absence of the Administrative Agent’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service, in each case in the absence of the Administrative Agent’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.
1.11Belgian Civil Code.  Each party hereto hereby agrees that the provisions of Article 6.3 of the Belgian Civil Code shall, to the fullest extent permitted by law, not apply under or in connection with the Loan Documents and that it shall not be entitled to, and as far as necessary waives any right it may have to, make any extra-contractual liability claim against any other party hereto or any auxiliary (hulppersoon/auxiliaire) of (any Affiliate of) such party with regard to facts, acts or omissions that may potentially give rise to extra-contractual liability and that directly or indirectly arise out of or relate to the negotiation, conclusion, performance or termination of the Loan Documents.
1.12Amendment and Restatement; No Novation; Reallocations and Break Funding.
(a)The parties hereto agree that this Agreement shall, and is intended to, constitute an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date, and that the execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement.

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On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be Loans and Obligations outstanding under the corresponding facilities of this Agreement, without any further action by any Person, except that the Administrative Agent, the Lenders and the lenders under the Existing Credit Agreement that are not Lenders under this Agreement (if any) shall make such transfers and advances of funds, repayments of loans and obligations under the Existing Credit Agreement, and other adjustments as are necessary in the opinion of the Administrative Agent so that the outstanding balance of all Loans and Obligations hereunder on the Closing Date, including any Loans funded on the Closing Date hereunder, reflect the Commitments of each of the Lenders hereunder on the Closing Date.  Notwithstanding anything to the contrary in the Existing Credit Agreement or in this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be, or shall be required to be, executed in connection with any such assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption.  On the Closing Date, the applicable Lenders shall make full cash settlement with one another either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments and the portion of the Outstanding Amount of the Loans allocable to each Lender, such that after giving effect to such settlements the Commitment of each Lender shall be as set forth on Schedule 2.01; the Borrowers shall not be required to repay any loans under the Existing Credit Agreement in connection with the execution and delivery of this Agreement but on the Closing Date will pay all outstanding interest and fees then accrued under the Existing Credit Agreement, and, for the avoidance of doubt, at the end of the first Interest Period immediately following the Closing Date for each Loan, the Borrowers shall only be required to pay interest on such Loan that has accrued from the Closing Date to the end of such Interest Period.
(b)In connection therewith, to the extent necessary, the Borrowers will make all payments required by the Lenders and the lenders under the Existing Credit Agreement pursuant to Section 3.05 of the Existing Credit Agreement and/or of this Agreement, as applicable.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment and (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies (other than Euro and Sterling, either of which shall be available in an amount up to the unused Aggregate Commitments) shall not exceed the Alternative Currency Sublimit.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Committed Loans may be Base Rate Loans, Term SOFR Loans, SOFR Daily Floating Rate Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.

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2.02Borrowings, Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term SOFR Loans and Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Committed Loans, (ii) three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Loans, (iii) on the requested date of any Borrowing of or conversion to SOFR Daily Floating Rate Loans or of any conversion of SOFR Daily Floating Rate Loans to Base Rate Loans and (iv) on the requested date of any Borrowing of Base Rate Committed Loans.  Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice.  Each Borrowing of, conversion to or continuation of Term SOFR Loans, SOFR Daily Floating Rate Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Committed Loan Notice shall specify (i) the name of the applicable Borrower and whether such Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed.  If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars.  If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans.  If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans, SOFR Daily Floating Rate Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate Loans, in each case as described in the preceding subsection.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 11:00 a.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable

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Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the applicable Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Loan or Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued, if applicable, as Term SOFR Loans, SOFR Daily Floating Rate Loans or Alternative Currency Term Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term SOFR Loans or Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans, SOFR Daily Floating Rate Loans or Alternative Currency Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
(g)With respect to any Alternative Currency Daily Rate, Alternative Currency Term Rate, Term SOFR, SOFR Daily Floating Rate or SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on

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any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Company or any Designated Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or any Designated Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (y) unless otherwise agreed by the applicable L/C Issuer, the aggregate amount available to be drawn under all Letters of Credit issued by the applicable L/C Issuer issuing such Letter of Credit shall not exceed such L/C Issuer’s Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations shall not exceed the aggregate Letter of Credit Sublimit.  Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the ability of the Borrowers to obtain Letters of Credit shall be fully revolving, and accordingly the Company and any Designated Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)No L/C Issuer shall issue any Letter of Credit, if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or
(C)such Letter of Credit is to be denominated in a currency other than Dollars.
(iii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

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(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial face amount less than $500,000;
(D)such Letter of Credit contains any provisions for automatic reinstatement of the face amount after any drawing thereunder (an “Auto-Reinstatement Letter of Credit”); or
(E)any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)No L/C Issuer shall amend any Letter of Credit issued by it if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower.  Such Letter of Credit Application may be sent by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer.  Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 8:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a

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Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.  Additionally, the applicable Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, such L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Designated Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)If a Borrower so requests in any applicable Letter of Credit Application, such L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by such L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

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(iv)If a Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the face amount thereof after any drawing thereunder.  Unless otherwise directed by such L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to reinstate all or a portion of the face amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such L/C Issuer to decline to reinstate all or any portion of the face amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.
(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, each L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof.  Not later than 10:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars.  If the applicable Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by such L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of such L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 11:30 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender

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that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to such L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in

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accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute.  The obligation of the applicable Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay the L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of any Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;
(v)any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;
(vi)any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(vii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower’s instructions or other irregularity, such applicable Borrower will promptly notify such L/C Issuer.

(f)Role of L/C Issuer.  Each Lender and the applicable Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Neither any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The applicable Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company or the applicable Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the applicable Borrower which the applicable Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Such L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to any Borrower for, and no L/C Issuer’s rights and remedies against any Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers

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Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees.  The respective Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustment as provided in Section 2.17, with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Company shall pay directly to each L/C Issuer, for its own account a fronting fee (i) with respect to each commercial Letter of Credit issued by any applicable Borrower, a rate specified in the Fee Letter (Joint), and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and such L/C Issuer, payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit at the rate per annum specified in the Fee Letter (Joint), computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears.  Each such fronting fee payable to the applicable L/C Issuer shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Designated Borrowers.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Designated Borrower, each of the Company and such Designated Borrower, jointly and severally, shall be obligated to

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reimburse each L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of Designated Borrowers inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Designated Borrowers.
(l)Letters of Credit Reports.  At any time that any Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month or within five Business Days thereof, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of clause (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a Letter of Credit Report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder.  No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(l) shall limit the obligation of the Borrowers or any applicable Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.
2.04Swing Line Loans.
(a)The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) (1) in the case of Swing Line Loans denominated in Dollars, to the Company, in an aggregate principal amount not to exceed the Swing Line Dollar Sublimit, and (2) in the case of Euro Swing Line Loans, to the Company and/or Avnet Europe, in an aggregate principal amount not to exceed the Swing Line Euro Sublimit (each such loan, a “Swing Line Loan”), in each case from time to time on any Business Day during the Availability Period; provided, however, that (i) the obligation of the Swing Line Lender to make any Swing Line Loan shall be at its sole discretion if, after giving effect to such Swing Line Loan, the Outstanding Amount of all Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, would exceed the amount of such Lender’s Commitment, (ii) after giving effect to any Swing Line Loan, (x) the Total Outstandings shall not exceed the Aggregate Commitments and (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (iii) the Swing Line Lender shall not be under any obligation to make any such Swing Line Loan if any Lender is at such time a Defaulting Lender, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the applicable Borrower or such Defaulting Lender to eliminate such Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be made or that Swing Line Loan and all other Swing Line Loans then outstanding as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion, and provided, further, that the applicable Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the applicable Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan denominated in (i) Dollars shall be a Base Rate Loan and (ii) Euros shall be a Euro Swing Line Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

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(b)Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. Pacific time (in the case of Dollar-denominated Swing Line Loans) or 9:00 a.m. London time (in the case of Euro Swing Line Loans) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 for Swing Line Loans denominated in Dollars and the Euro Equivalent of $1,000,000 for Euro Swing Line Loans, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice.  Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 p.m. Pacific time (in the case of Dollar-denominated Swing Line Loans) or 10:00 a.m. London time (in the case of Euro Swing Line Loans) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. Pacific time (in the case of Dollar-denominated Swing Line Loans) or 11:00 a.m. London time (in the case of Euro Swing Line Loans) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the Swing Line Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan for Swing Line Loans denominated in Dollars or an Alternative Currency Term Rate Loan (with a one-month Interest Period) denominated in Euros for Euro Swing Line Loans, in each case, in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Alternative Currency Term Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for payments in such currency not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Alternative Currency Term Rate Loan, as applicable, to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

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(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans or Alterative Currency Term Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender.  The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.  (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 8:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, (C) one Business Day prior to any date of prepayment of SOFR Daily Floating Rate Loans, or (D) on the date of prepayment of Base Rate Committed Loans and (ii) any prepayment of Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage (or other applicable share as provided herein) of such prepayment.  If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Term SOFR Loan or Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.17, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)Each applicable Borrower may, upon notice from the Company to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. Pacific time (in the case of Dollar-denominated Swing Line Loans) or 8:00 a.m. London time (in the case of Euro Swing Line Loans) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum of $1,000,000 for Swing Line Loans denominated in Dollars and the Euro Equivalent of $1,000,000 for Euro Swing Line Loans, or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)If the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed an amount equal to 102% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.16(a)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.  The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash

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Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(d)If the Administrative Agent notifies the Company at any time that (i) the Outstanding Amount of all Loans denominated in Alternative Currencies (other than Euros and Sterling) at such time exceeds an amount equal to 102% of the Alternative Currency Sublimit then in effect, or (ii) the aggregate Outstanding Amount of all Loans exceeds an amount equal to 102% of the Aggregate Commitments then in effect, then, within four Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
2.06Termination or Reduction of Commitments.  The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (a) any such notice shall be received by the Administrative Agent not later than 8:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (d) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess; provided that any such reduction in the sublimit shall be allocated between the Swing Line Dollar Sublimit and the Swing Line Euro Sublimit as directed by the Company and, in the absence of such direction, pro rata among the Swing Line Dollar Sublimit and the Swing Line Euro Sublimit.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.07Repayment of Loans. (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.
(b)The applicable Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 days after such Loan is made and (ii) the Maturity Date.
2.08Interest. (a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Daily Rate for such Interest Period plus the Applicable Rate; (iv) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (v) each SOFR Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the SOFR Daily Floating Rate plus the Applicable Rate and (vi) each (A) Dollar-denominated Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate, or such other benchmark rate agreed by the

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Swing Line Lender, plus the Applicable Rate and (B) Euro Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Euro Swing Line Rate plus the Applicable Rate.

(b)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)Upon the request of the Required Lenders, while any Event of Default under Section 8.01(a), (f) or (g) exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)For the purposes of the Interest Act (Canada), to the extent it may be applicable, (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.09Fees.  In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)Facility Fee.  The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.17.  The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand).  The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.  (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in each applicable Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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(1)The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Committed Loans denominated in Alternative Currencies (other than Alternative Currency Loans determined by reference to EURIBOR and Euro Swing Line Loans determined by reference to ESTR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest, including those with respect to Alternative Currency Loans determined by reference to EURIBOR and Euro Swing Line Loans determined by reference to ESTR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11Evidence of Debt.  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records.  Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.  (a) General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the

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respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing (or, in the case of any Committed Borrowing of Base Rate Loans requested on the same day that the applicable Committed Loan Notice is delivered, by 9:00 a.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact

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made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a

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Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14Designated Borrowers.  (a) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional direct or indirect, wholly-owned Subsidiary of the Company acceptable to the Administrative Agent, in its reasonable discretion, as a Designated Borrower (an “Applicant Borrower”) to receive Loans and request Letters of Credit hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”).  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form and content reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or any Lender in its sole discretion (including such documents and other information as the Administrative Agent or any Lender may reasonably request in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations and with the Beneficial Ownership Regulations, if applicable), and Notes signed by such new Borrowers to the extent any Lenders so require.  If the Administrative Agent agrees that an Applicant Borrower shall be entitled to receive Loans and to request Letters of Credit hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans and to request Letters of Credit hereunder, on the terms and conditions set forth herein, except to the extent (i) it is unlawful for any such Lender to do so, (ii) any Governmental Authority has asserted that it is unlawful for any Lender to do so or (iii) any Lender has determined in good faith that it is unlawful to do so (any such Lender described in the above clauses (i) through (iii), a “Restricted Lender”), and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided (x) that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date; and (y) such Applicant shall, as a condition precedent to becoming a Designated Borrower, cause, at its sole cost and expense, such local counsel opinions to be delivered to the Administrative Agent in the form attached hereto as Exhibit K or such other form and substance as is reasonably acceptable to the Administrative Agent and from counsel satisfactory to the Administrative Agent (a “Foreign Obligor Opinion”); provided, that such opinion shall only constitute a condition precedent to designation as a Designated Borrower if Borrowings in Alternative Currencies to be made available to such Designated Borrower, if so designated, would exceed the Alternative Currency Equivalent of (i) $50,000,000 or (ii) when aggregated with Borrowings in Alternative Currencies made available to other Designated Borrowers hereunder, $75,000,000.  Each Subsidiary that is or becomes a Designated Borrower pursuant to this Section 2.14 shall at all times remain a direct or indirect, wholly-owned Subsidiary of the Company for so long as such Person is a Designated Borrower.  No Lender that is a Restricted Lender with respect to any Designated

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Borrower shall be obligated to fund a Loan or any portion thereof to such Designated Borrower.  Notwithstanding the foregoing, any Loans previously funded by such Restricted Lender to such Designated Borrower or Letters of Credit issued by such Restricted Lender on behalf of such Designated Borrower shall remain outstanding and be repaid or drawn upon, as applicable, in accordance with the terms hereof unless required by applicable Law, with respect to any such Loans, to be repaid at an earlier time, in which case the applicable Loan or Loans shall be repaid at the time required by applicable Law or, with respect to any such Letters of Credit, required to be terminated or drawn upon, in which case the applicable Letter of Credit shall be terminated or drawn upon, as the case may be, at the time required by applicable Law.  Each Designated Borrower shall be permitted to request Credit Extensions in the form of Borrowings and L/C Credit Extensions in accordance with the terms of this Agreement.
(b)The Obligations of all Designated Borrowers shall be several in nature with respect to the repayment of principal and interest, letter of credit fronting fees, and reimbursement and other similar obligations with respect to only the Borrowings made by, and Letters of Credit issued on behalf of, such Designated Borrower, provided, that (i) the foregoing shall not limit the unconditional and irrevocable obligation of the Company with respect thereto pursuant to the Guaranty, and (ii) all of the Borrowers shall be responsible, jointly and severally, for facility fees, indemnification obligations, reimbursement of costs and other similar obligations hereunder.
(c)Each Subsidiary of the Company that is or becomes a Designated Borrower pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)The Company may from time to time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination.  The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
2.15Optional Increase in Commitments.
(a)Proposal of Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may, from time to time, propose an increase in the Aggregate Commitments by an amount (for all such requests)  not exceeding $250,000,000 in the aggregate (“Maximum Aggregate Commitment Increase”); provided that (i) the Borrowers shall inform existing Lenders of such proposed increase and existing Lenders may offer to commit to such increased amount and (ii) no such increase in the Aggregate Commitments shall increase the Letter of Credit Sublimit, the Swing Line Sublimit or the Alternative Currency Sublimit; provided further, however, that neither the Administrative Agent nor the Borrowers shall be required to accept any such offer from any existing Lender; provided, further, that the Borrowers may also allow any other Person or Persons that constitute Eligible Assignees to offer to commit to such increased amount; provided, further, that any such Person

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(other than an existing Lender) that commits to any part of such increase shall be approved by the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Company (which approvals, in each case, shall not be unreasonably withheld or delayed).  At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each existing Lender and each other Person is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)Lender Offers to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it offers to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to offer to increase its Commitment.
(c)Notification by Administrative Agent.  The Administrative Agent shall promptly notify the Company of the Lenders’ responses to each request made hereunder.
(d)Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase (which allocation may or may not include any of the existing Lenders that have offered to increase their Commitments).  The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)Conditions to Effectiveness of Increase.  As a condition precedent to such increase,

(i)the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Company, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default exists;

(ii)each Person (other than an existing Lender) that will (in accordance with the allocation described in clause (d) above) commit to any of such increase shall deliver to the Administrative Agent a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel, whereby such Person shall agree to be bound by this Credit Agreement as a Lender;

(iii)at least five days prior to the Increase Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to each Lender that so requests at least 10 days prior to the Increase Effective Date; and
(iv)upon the reasonable request of any Lender made at least 10 days prior to the Increase Effective Date, the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-

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money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Increase Effective Date.

The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f)Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.16Cash Collateral.
(a)Certain Credit Support Events.  (i) Upon the request of the Administrative Agent or any L/C Issuer (A) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, within two Business Days following receipt of a written request of the Administrative Agent or such L/C Issuer, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii)At any time that there shall exist a Defaulting Lender, within two Business Days following receipt of a written request of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure of such L/C Issuer or the Swing Line Lender, as applicable, with respect to the Defaulting Lender (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  Subject to Section 10.20, no such delivery by the Company shall constitute a waiver or release of any claim by any Borrower against a Defaulting Lender arising from that Lender having become a Defaulting Lender.

(iii)In addition, if the Administrative Agent notifies the Company in writing at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 102% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest-bearing deposit accounts at Bank of America.  The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.17 or 8.02 in respect of

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Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent and any L/C Issuer that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and such L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender or is replaced pursuant to Section 10.13, to the extent permitted by applicable Law:
(i)Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08) (excluding Cash Collateral), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of that Defaulting Lender to fund Loans under this Agreement and (y) Cash Collateralize any L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that

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Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.  That Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.03, Section 2.04, Section 2.16, or Section 2.17(a)(ii), as applicable (and the Company shall (A) be required to pay to an L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)Defaulting Lender Cure.  If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and

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unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including United States withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent such withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after such required withholding or the making of such required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)(ii)) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that such withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after such required withholding or the making of such required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)(iii)) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with

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applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, jointly and severally indemnify each Recipient and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.  Each Borrower shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after such Borrower’s receipt of such certificate, showing the amount of the payment requested, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(e) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(iii)Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, any Borrower for any loss incurred by such Borrower as a result of such Borrower being required to make a payment to the Administrative Agent pursuant to the last sentence of Section 3.01(c)(i) with respect to such Lender or L/C Issuer.
(d)Evidence of Payments.  Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by a Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required

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by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender shall deliver such other documentation prescribed by applicable law or the taxing authority of a jurisdiction pursuant to such applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of such Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

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(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

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(v)Each of the Borrowers shall, to the extent it is legally entitled to do so, promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms as are reasonably available to such Borrower and are required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(vi) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Recipient shall repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the Recipient be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(g)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or maintain Euro Swing Line Loans, make or maintain Alternative

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Currency Loans in the affected currency or currencies or, in the case of Committed Loans denominated in Dollars, make or maintain Term SOFR Loans or SOFR Daily Floating Rate Loans or to convert Base Rate Committed Loans to Term SOFR Loans or SOFR Daily Floating Rate Loans, shall, in each case, be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Term SOFR Loans, SOFR Daily Floating Rate Loans and Alternative Currency Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans, SOFR Daily Floating Rate Loans or Alternative Currency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, SOFR Daily Floating Rate Loans or Alternative Currency Loans, (y) if such notice relates to Euro Swing Line Loans, prepay all Euro Swing Line Loans immediately and (z) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.  (a) If in connection with any request for a Term SOFR Loan or a SOFR Daily Floating Rate Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or SOFR Daily Floating Rate Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan, SOFR Daily Floating Rate Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in a currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans or SOFR Daily Floating Rate Loans, shall be suspended in each case to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

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Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Committed Borrowing of, or conversion to Term SOFR Loans or SOFR Daily Floating Rate Loans, or Committed Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Term SOFR Loans, SOFR Daily Floating Rate Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans or SOFR Daily Floating Rate Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(b)Replacement of Term SOFR, SOFR Daily Floating Rate or Term SOFR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining each of one month, three month and six month interest periods of Term SOFR (or, in the case of SOFR Daily Floating Rate Loans, the one month interest period of Term SOFR), including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which each of one month, three month and six month interest periods of Term SOFR (or, in the case of SOFR Daily Floating Rate Loans, the one month interest period of Term SOFR) or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR (or, in the case of SOFR Daily Floating Rate Loans, the one month interest period of Term SOFR) after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR (or, in the case of SOFR Daily Floating Rate Loans, the one month interest period of Term SOFR) or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”).

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR and the SOFR Daily Floating Rate will be

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replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR, the SOFR Daily Floating Rate or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period (or, in the case of a daily floating interest rate, upon the effectiveness of such amendment) for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”.  Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)Replacement of Relevant Rate or Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for a currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for a currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

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(iii)if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for a currency or any then current Successor Rate for a currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the Term SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)Successor Rate.  The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(e)For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant currency shall be excluded from any determination of Required Lenders.
3.04Increased Costs.
(a)Increased Costs Generally.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

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(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans, Euro Swing Line Loans or Alternative Currency Loans made by such Lender or any Letter of Credit issued by any L/C Issuer or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.  A certificate (which shall include calculations in reasonable detail) of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section (which notice shall contain an explanation of the computation of the requested compensation) shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided, however, that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim

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compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any conversion, payment or prepayment to the extent such Lender, pursuant to Section 3.03, has required any Borrower to make such conversion, payment or prepayment before the end of the applicable Interest Period with respect to such Loan);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract but excluding any loss of anticipated profits.  The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

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3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office.  Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of each Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.
3.07Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension.  The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement and the Guaranty sufficient in number for distribution to the Administrative Agent and the Company;
(ii)Notes executed by the Borrowers in favor of each Lender requesting Notes;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof

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authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Company is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)opinions of (A) Covington & Burling LLP, counsel to the Loan Parties, (B) Argo Law, Belgian counsel to Avnet Europe and (C) the General Counsel and Chief Legal Officer of the Company, each addressed to the Administrative Agent and each Lender, in substantially the forms of Exhibits I-1, I-2 and I-3, respectively;
(vi)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole; (C) the current Debt Ratings and (D) that there is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or Governmental Authority that has had or could be reasonably expected to have a Material Adverse Effect;
(viii)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(ix)at least five days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower;
(x)upon the reasonable request of any Lender made at least 10 days prior to the Closing Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Closing Date; and
(xi)such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(b)Any and all fees and expenses of the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates required to be paid on or before the Closing Date shall have been paid.

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(c)The Company shall have paid all reasonable and documented fees, expenses and disbursements of McGuireWoods LLP, as counsel to the Administrative Agent, and of local counsel to the Lenders retained by the Administrative Agent with respect to any Foreign Obligors, in each case to the extent invoiced prior to the Closing Date (provided that the Company shall remain liable for any additional reasonable fees and expenses of such counsel to the Administrative Agent in accordance with Section 10.04).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith (including any Designated Borrower Request and Assumption Agreement), shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
(e)In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and (to the extent the concept of “good standing” exists under such Laws) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and (to the extent the concept of “good standing” exists under such Laws) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d) (or, with respect to any Subsidiary that is not a Loan Party, in each case referred to in clause (a), (b), (c) or (d)), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not, and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or to which such Person or the properties of such Person or any of its Subsidiaries is subject or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law in any material respect, except, in the case of immediately preceding clauses (b) and (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.  Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except in the case where such approval, consent, exemption, authorization, notice, filing or other action has previously been completed and is in full force and effect.
5.04Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

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5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries dated September 28, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06Litigation.  Except as disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, is reasonably likely to be determined adversely and, if so determined, could reasonably be expected to have a Material Adverse Effect.
5.07No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens.  Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09Environmental Compliance.  The Company and its Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their and the other Subsidiaries, respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10Taxes.  The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate

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proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and except where the failure to file such returns or reports or to make such payments could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Material Subsidiary thereof is party to any tax sharing agreement.  No Non-Material Subsidiary is a party to any tax sharing agreement that could reasonably be expected to have a Material Adverse Effect.
5.11ERISA Compliance.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other U.S. Federal or state Laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS with respect thereto.  To the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification that could reasonably be expected to have a Material Adverse Effect.  The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction under ERISA or violation of ERISA’s fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that is reasonably expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
5.12Subsidiaries; Equity Interests.  As of the Closing Date, the Company has no Subsidiaries with any material assets, material liabilities or ongoing operations other than those specifically disclosed in Part (a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens.  As of the Closing Date, the Company has no equity investments in any other corporation or entity other than (a) those specifically disclosed in Part (b) of Schedule 5.12 and (b) equity investments in any corporation or entity where the aggregate amount invested

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in such Person by the Company is less than $5,000,000.  All of the outstanding Equity Interests in the Company have been validly issued, and are fully paid and nonassessable.
5.13Margin Regulations; Investment Company Act.
(a)No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.14Disclosure.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.15Compliance with Laws.  Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.16Intellectual Property; Licenses, Etc.  The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.17Solvency.  On the Closing Date, the Company and its Subsidiaries on a consolidated basis are Solvent, both before and after giving effect to any Credit Extension and the disbursements of the proceeds thereof on such date.  On the date of each Credit Extension, the Company and its Subsidiaries on a consolidated basis are Solvent, both before and after giving effect to such Credit Extension and the disbursements of the proceeds thereof on such date.
5.18Taxpayer Identification Number; Other Identifying Information.  The true and correct U.S. taxpayer identification number of the Company is set forth on Schedule 10.02.
5.19Representations as to Foreign Obligors.  Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:
(a)Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and

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performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents, except to the extent that the failure to be in such proper legal form could not reasonably be expected to adversely affect the enforceability of the Guaranty against the Company.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, (i) except for (A) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (B) any charge or tax as has been timely paid, and (ii) except to the extent that the failure so to file, register, record, execute, or notarize such documents, or to make such payments, could not reasonably be expected to adversely affect the enforceability of the Guaranty against the Company.
(c)The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that (A) any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable and (B) such failure or delay could not reasonably be expected to adversely affect the enforceability of the Guaranty against the Company).
(d)Avnet Europe is not, nor has it been at any time prior to the date hereof, an enterprise (onderneming/entreprise) in the meaning of article 2.4° of the Belgian Act of 21 December 2013 regarding SME Financing, as amended).
5.20OFAC.  Neither the Company, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company and its Subsidiaries, any employee, agent, affiliate or representative thereof, is an individual or entity that is (i) currently the subject or target of any Sanctions or (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (iii) 10% or more owned by an individual or entity that is on a list described in immediately preceding clause (ii) or (iv) located, organized or resident in a Designated Jurisdiction.
5.21Anti-Corruption Laws.  (a) The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the PATRIOT Act.
(b)The Company and its Subsidiaries (x) have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and (y) have instituted and maintained

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reasonable and customary policies and procedures designed to promote and achieve compliance with such laws in all material respects.
5.22Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.
5.23Certificate of Beneficial Ownership.  As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.24Covered Entities.  No Loan Party is a Covered Entity.
ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)as soon as available, but in any event within 15 days after the date on which consolidated financial statements for such year are required to be delivered to the SEC under the Securities Exchange Act, a consolidated balance sheet of the Company and its Subsidiaries as at the end of each fiscal year of the Company, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement;
(b)as soon as available, but in any event within 15 days after the date on which consolidated financial statements for such period are required to be delivered to the SEC under the Securities Exchange Act, a consolidated balance sheet of the Company and its Subsidiaries as at the end of each fiscal quarter of the Company (commencing with the fiscal quarter ended December 28, 2024), and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by a Responsible Officer of the Company as fairly presenting the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

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6.02Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenant set forth herein or, if any such Default shall exist, stating the nature and status of such event;
(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the fiscal quarter ended December 28, 2024), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements (other than registration statements on Form S-8 or any successor form thereto) which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after the furnishing thereof, copies of any correspondence, notice, statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof with respect to any default or event of default under any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)promptly, and in any event within five Business Days after the Company is aware of receipt by any Loan Party or any Subsidiary thereof, copies of each notice received from the SEC concerning any investigation by such agency regarding material financial or other operational results of any Loan Party or any Material Subsidiary; and
(f)promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by

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the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of the United States Federal and state securities laws) with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing (“MNPI”), and who may be engaged in investment and other market related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any MNPI with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”

6.03Notices.  Promptly notify the Administrative Agent and each Lender:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of any ERISA Event;
(d)of any material change in accounting policies or financial reporting practices by the Company and its Subsidiaries on a consolidated basis; and
(e)of any public announcement by (or written announcement received by the Company from) Moody’s, S&P or Fitch of any change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached, if any.

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6.04Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in the case of clauses (a), (b) and (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
6.05Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence, except in a transaction permitted by Section 7.04;
(b)to the extent the concept of “good standing” exists under the Laws of the jurisdiction of its organization, preserve, renew and maintain in full force and effect its good standing under such Laws, except (i) in a transaction permitted by Section 7.04 or (ii) in the case of one or more Subsidiaries that are not Loan Parties, to the extent that failure to maintain such good standing could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate;
(c)take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(d)preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06Maintenance of Properties.  (a) Maintain, preserve and protect all of its properties and equipment in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07Maintenance of Insurance.  Maintain, with financially sound and responsible insurance companies or through self-insurance, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.
6.08Compliance with Laws.  Comply in all material respects with the requirements of all Laws (including Environmental Laws and ERISA) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all

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applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
6.10Inspection Rights.  Permit representatives of the Administrative Agent and each Lender, at their own expense and no more than one time per calendar year, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company any number of times and at any time during normal business hours and without advance notice.
6.11Approvals and Authorizations.  Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.
6.12Anti-Corruption and Anti-Terrorism Laws.  Conduct its businesses in compliance in all material respects with the PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.13Certificate of Beneficial Ownership and Other Additional Information.  Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulations, if applicable.
ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
(c)Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(i)Liens securing Indebtedness permitted under Section 7.03(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) such Lien attached concurrently with, or within 270 days after, the acquisition of the property encumbered thereby;
(j)Liens on accounts receivable subject to Permitted Securitization Facilities which Liens secure (or encumber such accounts receivable to provide credit support for) such facilities;
(k)Liens on inventory acquired in the ordinary course of business to secure the purchase price of such inventory or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such inventory, provided that the Indebtedness secured thereby does not exceed the cost of such inventory;
(l)any Lien arising out of the refinancing, extension, renewal or refunding of any secured Indebtedness, provided that (i) prior to such refinancing, extension, renewal or refunding, the collateral for such secured Indebtedness (the “original Indebtedness”) is permitted by this Section 7.01, (ii) after giving effect to such refinancing, extension, renewal or refunding, the property covered by such Lien is not changed from the property securing the original Indebtedness, (iii) the amount secured or benefited by such Lien is not increased above the amount secured by such property under the original Indebtedness, and (iv) any such refinancing, extension, renewal or refunding of Indebtedness is permitted by Section 7.03;
(m)Liens on cash collateral or government securities to secure Swap Contracts, provided that the aggregate fair market value of such cash collateral and government securities does not exceed $25,000,000 at any time;
(n)Liens on assets of Foreign Subsidiaries (other than Foreign Obligors, except to the extent that such Liens are limited to Liens on cash deposits to secure cash pooling arrangements or other cash management transactions) to secure Indebtedness of such Foreign Subsidiaries, provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed $50,000,000 at any time;
(o)Liens securing Indebtedness permitted under Section 7.03(k); and

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(p)Liens not otherwise permitted under clauses (a)-(o) of this Section 7.01, provided that the aggregate fair market value of all assets subject to such Liens does not exceed 10.0% of Consolidated Tangible Net Worth at any time.
7.02[Reserved].
7.03Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness outstanding on the date hereof listed on Schedule 7.03 and any renewal or replacement thereof, so long as such renewal or replacement does not increase the amount of such Indebtedness;
(c)obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(d)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in the proviso to Section 7.01(i);
(e)Indebtedness of Subsidiaries in an aggregate principal amount not to exceed $750,000,000 at any time outstanding;
(f)any Guarantee by the Company of Indebtedness of any Subsidiary permitted by this Section 7.03;
(g)Indebtedness under Permitted Securitization Facilities;
(h)Indebtedness of a Person, or in respect of assets, acquired and existing at the time of such Acquisition; provided that (I) such Indebtedness (x) shall not have been incurred in contemplation of such Acquisition, (y) may not be extended, renewed or refunded except as otherwise permitted by this Agreement, and (z) in the case of Indebtedness secured by a Lien on the assets acquired pursuant to any such Acquisition (or on the assets of a Person that becomes a Subsidiary as a result of such Acquisition), such Indebtedness, together with any other secured Indebtedness permitted by this clause (h), shall not exceed $50,000,000 in the aggregate outstanding at any time and (II) neither the Company nor any Subsidiary (other than a Person acquired as part of such Acquisition) is directly or indirectly liable for such Indebtedness, whether through any Guarantee or otherwise, other than liability with respect to which recourse is limited to the assets so acquired;
(i)unsecured Indebtedness of the Company;
(j)Indebtedness owed by any Subsidiary to the Company or any other Subsidiary (“Inter-Company Indebtedness”); and

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(k)Indebtedness owed by a Subsidiary of the Company incurred in connection with the financing of a new warehouse facility to be located in Bernberg, Germany, in an aggregate principal amount not to exceed €250,000,000 at any time outstanding.
7.04Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Designated Borrower is merging with another Subsidiary, a Designated Borrower shall be the continuing or surviving Person;
(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Designated Borrower, then the transferee must either be the Company or a Designated Borrower;
(c)any Subsidiary (other than a Loan Party or a Material Subsidiary) may merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (upon voluntary liquidation or otherwise) (whether now owned or hereafter acquired) to or in favor of any Person; and
(d)(i) a Borrower may merge with any other Person (including a Material Subsidiary) so long as such Borrower is the surviving entity; and (ii) a Material Subsidiary may merge with any other Person (other than a Borrower) so long as the Material Subsidiary is the surviving entity.
7.05[Reserved].
7.06Change in Nature of Business.  Engage in any material line of business substantially different from a Permitted Business.
7.07Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, or (b) transactions among the Company and its Subsidiaries so long as such transactions do not, either individually or in the aggregate, have a Material Adverse Effect.
7.08Limitation on Restrictions Affecting the Company or any Subsidiary.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Restricted Payments to the Company or any Designated Borrower or to otherwise transfer property to the Company or any Designated Borrower, or (b) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 7.08 shall not prohibit:
(i)any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness;

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(ii)restrictions imposed by other permitted Indebtedness ranking pari passu with the Obligations, provided that such restrictions are no more restrictive than those imposed by this Agreement;
(iii)restrictions imposed by applicable Law;
(iv)restrictions imposed by Indebtedness outstanding on the date hereof and listed on Schedule 7.03;
(v)restrictions imposed by Indebtedness relating to any property acquired by the Company or any Subsidiary (or restrictions imposed by Indebtedness of a third party which third party is acquired by the Company or any Subsidiary) in an acquisition permitted by this Agreement, provided in each case that such restrictions existed at the time of such acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person other than the Person so acquired, or to any property other than the property so acquired;
(vi)restrictions with respect solely to any Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale of all or substantially all of the Equity Interests or assets of such Subsidiary, provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;
(vii)in connection with and pursuant to any refinancing of Indebtedness, replacements of restrictions imposed pursuant to clauses (ii), (iv), (v) or (viii) of this Section, provided that (A) such refinancing is permitted by Section 7.03, and (B) the replacement restrictions are not more restrictive than those being replaced and do not apply to any Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced;
(viii)restrictions on any Special Purpose Finance Subsidiary and assets of such Special Purpose Finance Subsidiary, which restrictions are contained in the applicable Permitted Securitization Facility for which such Subsidiary was created;
(ix)in connection with any permitted lease of property entered into in the ordinary course of business, customary provisions restricting the subletting or assignment of, or Liens on, the property subject to such lease, consistent with industry practice; and
(x)in connection with any Lien permitted by Section 7.01, customary restrictions on the transfer or disposition of, or imposition of further Liens on, the asset subject to such Lien.
7.09Use of Proceeds.  (i) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates or would be inconsistent with, Regulation T, U or X of the FRB or (ii) use the proceeds of the Credit Extensions for any purpose other than for the refinancing of the Existing Credit Agreement, working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

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7.10Financial Covenant.  Permit the Consolidated Leverage Ratio as of the last day of any period of four fiscal quarters of the Company to be greater than 4.00 to 1.00.
7.11Sanctions.  Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise knowingly make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
7.12Anti-Corruption and Anti-Terrorism Laws.  Directly or indirectly use the proceeds of any Loan for any purpose which would breach the PATRIOT Act, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti- corruption legislation in other jurisdictions.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.  Any of the following shall constitute an Event of Default:
(a)Non-Payment.  Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants.  The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 or 6.05(a) (to the extent it relates to preservation of legal existence of a Loan Party) or Article VII, and with respect to Section 7.01 or 7.03, such failure continues for a period of 20 days; or
(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the Company or such Loan Party has knowledge thereof; or
(d)Representations and Warranties.  Any representation or warranty of the Company or any other Loan Party, or any written certification or other material written statement of fact made or deemed made by the Company or any Loan Party or by a Responsible Officer on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default.  (i) The Company or any Subsidiary (A) fails to make any payment of principal when due (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition (including any obligation to make any payment of interest, fees or other amounts) relating to any Indebtedness or Guarantee (other than Indebtedness

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hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $50,000,000; or
(f)Insolvency Proceedings, Etc.  Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days as to any Loan Party or 90 calendar days as to any Material Subsidiary that is not a Loan Party; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days as to any Loan Party or 90 calendar days as to any Material Subsidiary that is not a Loan Party, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments.  There is entered against the Company or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and (A) such judgments or orders have remained unsatisfied for a period of 30 days or more, (B) enforcement proceedings are commenced by any creditor upon such judgments or orders, or (C) there is a period of 30 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, in the case of each of clauses (i) and (ii), that has a Material Adverse Effect; or
(j)Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the

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Obligations, ceases to be in full force and effect; or any Loan Party or any Subsidiary of the Company contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control.  There occurs any Change of Control.
8.02Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17 be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers (ratably in proportion to the respective portion of such L/C Obligations applicable to each L/C Issuer), to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT
9.01Appointment and Authority.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions.  The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents,

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and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of a property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or in the other Loan Documents;
(d)shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default, as the case may be, is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer; and
(e)shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a

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Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (such consent not to be unreasonably withheld or delayed; provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company (such consent not to be unreasonably withheld or delayed; provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing), appoint a successor which shall be a bank with an office in the United States, or any Affiliate of any such bank which bank has an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date  (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments,

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communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of the retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans (with respect to Swing Line Loans denominated in Dollars), Alternative Currency Term Rate Loans (with respect to Euro Swing Line Loans) or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and the Swing Line Lender, as applicable, (b) the retiring L/C Issuer and the Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Bank of America and outstanding at the time of such succession or make other arrangements satisfactory to Bank of America as retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07Non-Reliance on Administrative Agent, the Arrangers and Other Lenders.  Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession.  Each Lender and each L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their

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Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing.  Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Joint Lead Arrangers or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, a Swing Line Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to, and shall, at the direction of the Required Lenders:
(a)file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

9.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the

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Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.11Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.
MISCELLANEOUS
10.01Amendments, Etc.  Except as set forth in Sections 2.15 and 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate or amount of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

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(e)change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender;
(g)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(h)release the Company from the Guaranty without the written consent of each Lender (including by virtue of consenting to any assignment of the Guaranty that includes a release of the Company from its obligations thereunder);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer directly affected thereby, in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, (i) if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by any L/C Issuer (solely to the extent such amendment affects the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it) or the Required Lenders to the Administrative Agent within five Business Days following receipt of notice thereof, and (ii) each Lender and L/C Issuer hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender or L/C Issuer (but with the consent of the Company and the Administrative Agent), to amend and/or restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and/or restatement, such Lender or L/C Issuer shall no longer be a party to this Agreement (as so amended and/or restated), (A) the Commitments of such Lender shall have terminated, (B) such Lender or L/C Issuer shall have no other commitment or other obligation hereunder and (C) such Lender or L/C Issuer shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

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10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone and electronic mail and, except as provided in Section 2.03(b)(i) and in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrowers, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain MNPI).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Administrative Agent, Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent or the Company, as applicable, that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, any L/C Issuer or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

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PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc.  Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telephone number or electronic mail address for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall jointly and severally indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any

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of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and all the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses.  The Borrowers, jointly and severally, shall pay (i) all reasonable and documented out of pocket costs and expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and BofA Securities, Inc.; provided that such counsel’s reasonable fees, charges and disbursements shall be limited to (i) one law firm acting as transaction counsel for the Administrative Agent and BofA Securities, Inc., and (ii) one law firm acting as special and local counsel in each applicable jurisdiction in which the Administrative Agent reasonably determines such local counsel to be necessary), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrowers.  Each Borrower shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall jointly and severally indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of the Commitment Letter (including the Summary of Terms), this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any

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Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or any other aspect of any transaction contemplated by the Commitment Letter (including the Summary of Terms) or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or any use made (or proposed to be made, including any use proposed in the Commitment Letter or Summary of Terms to be made) of proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, under any other Loan Document or under the Commitment Letter (including the Summary of Terms), if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) such L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Commitment Letter (including the Summary of Terms), this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or any use made (or proposed to be made, including any use proposed in the Commitment Letter or Summary of Terms to be made) of proceeds therefrom.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other

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materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction.
(e)Payments.  All amounts due under this Section 10.04 shall be payable not later than 10 Business Days after demand therefor.
(f)Survival.  The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns.
(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

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(i)Minimum Amounts:
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (b) (with respect to the terms, covenants and agreements contained in Article VII only) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Company shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

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(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative

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Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by each of the Borrowers, any Lender and any L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
(d)Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no

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Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
(g)Certain Pledges.  Any Lender may at any time, without notice to or consent of any Person, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America or another L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, (i) such L/C Issuer may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) if Bank of America is the assignor, Bank of America may, upon 30 days’ notice to the Company, resign as the Swing Line Lender.  In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of such L/C Issuer as an L/C Issuer or Bank of America as the Swing Line Lender, as the case may be.  If an L/C Issuer resigns, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the L/C Issuer to effectively assume the obligations of the L/C Issuer with respect to such Letters of Credit.

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10.07Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall have agreed (orally or in writing) to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(a) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction under which payments are to be made by reference to any of the Borrowers and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) is or becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or any of its Subsidiaries.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement (excluding, in all cases, information about the present or prospective business of the Company and its Subsidiaries, including, without limitation, any financial projections related thereto) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of law, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any Person in accordance with applicable laws, rules, regulations or regulatory guidance.

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10.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, each of this Agreement and the other Loan Documents shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof or thereof, as applicable, that, when taken together, bear the signatures of each of the other parties hereto or thereto, as applicable.
10.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of

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any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender (as defined below), or if any Lender is a Restricted Lender under Section 2.14(a), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)with respect to the replacement of a Non-Consenting Lender, such assignment is requested within 90 days of such Lender’s failure to approve the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

For purposes of this Section 10.13, a “Non-Consenting Lender” means a Lender that fails to approve an amendment, waiver or consent requested by the Company or any other Loan Party pursuant to

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Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender.

10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02(a).  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW; PROVIDED, THAT NO ELECTRONIC COMMUNICATION SHALL CONSTITUTE SERVICE OF PROCESS HEREUNDER.
10.15WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges each of their respective Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between such Borrower and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of such Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A), the Administrative Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any other Loan Party or any of their respective Affiliates or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to such Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to such Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.  Nothing contained herein shall relieve any Person of its written contractual obligations under the Loan Documents.
10.17USA PATRIOT Act Notice.  Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.18Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement

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Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
10.19Electronic Execution; Electronic Records; Counterparts.  This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each such party enforceable against each such party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.  The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any L/C Issuer nor the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means).  The Administrative Agent, L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting

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upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported

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QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AVNET, INC.

By:	/s/ Joseph L. Burke
Name:	Joseph L. Burke
Title:	Vice President and Treasurer

AVNET HOLDING EUROPE BV

By:	/s/ Joseph L. Burke
Name:	Joseph L. Burke
Title:	Authorized Signatory

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Elizabeth Uribe
Name:	Elizabeth Uribe
Title:	Assistant Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A.,as a Lender, an L/C
Issuer and Swing Line Lender

By:	/s/ Erhlich Bautista
Name:	Erhlich Bautista
Title:	Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

BNP PARIBAS, as a Lender and an L/C Issuer

By:	/s/ Nicole Rodriguez
Name:	Nicole Rodriguez
Title:	Director

By:	/s/ Nicolas Doche
Name:	Nicolas Doche
Title:	Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and
an L/C Issuer

By:	/s/ Ryan Zimmerman
Name:	Ryan Zimmerman
Title:	Executive Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

MUFG BANK, LTD., as a Lender and an L/C Issuer

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender and an
L/C Issuer

By:	/s/ Yvonne Bai
Name:	Yvonne Bai
Title:	Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

TRUIST BANK, as a Lender and an L/C Issuer

By:	/s/ Alfonso Brigham
Name:	Alfonso Brigham
Title:	Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a
Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

BANK OF CHINA, LOS ANGELES BRANCH, as a
Lender

By:	/s/ Peng Li
Name:	Peng Li
Title:	SVP & Branch Manager

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

COMMERZBANK AG, NEW YORK BRANCH, as a
Lender

By:	/s/ Paolo de Alessandrini
Name:	Paolo de Alessandrini
Title:	Managing Director

By:	/s/ Maurice Keifer
Name:	Maurice Keifer
Title:	Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

DBS BANK LTD., as a Lender

By:	/s/ Kate Khoo
Name:	Kate Khoo
Title:	Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John R. Macks
Name:	John R. Macks
Title:	Senior Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a
Lender

By:	/s/ Irlen Mak
Name:	Irlen Mak
Title:	Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

THE TORONTO-DOMINION BANK, NEW YORK
BRANCH, as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Authorized Signatory

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alexander Wilson
Name:	Alexander Wilson
Title:	Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bryan Girouard
Name:	Bryan Girouard
Title:	Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

KBC BANK, N.V., as a Lender

By:	/s/ Nicholas Fiore
Name:	Nicholas Fiore
Title:	Managing Director

By:	/s/ Wei Chun Wang
Name:	Wei Chun Wang
Title:	Managing Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Kristopher Tracy
Name:	Kristopher Tracy
Title:	Director, Financing Solutions

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Martin H. McGinty
Name:	Martin H. McGinty
Title:	Director

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

BAYERISCHE LANDESBANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Rolf Siebert
Name:	Rolf Siebert
Title:	Executive Director

By:	/s/ Elke Videgain
Name:	Elke Videgain
Title:	Vice President

Avnet, Inc.

Third Amended and Restated Credit Agreement

Signature Page

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation, Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

________________________ [insert name of applicable Borrower] hereby requests (select one):

☐ A Borrowing of Committed Loans☐ A conversion or continuation of Loans

1.On _________________________________ (a Business Day).

2.In the amount of ____________________________________.

3.Comprised of ______________________________________.
[Type of Committed Loan requested]

4.In the following currency: ______________________________

5.	For Term SOFR Loans or Alternative Currency Term Rate Loans: with an Interest Period of __________ month[s].

If a Committed Borrowing is requested herein, it complies with the provisos to the first sentence of Section 2.01 of the Agreement.

______________________________

[Insert name of Borrower]

By:	_____________________________________
Name:	_____________________________________
Title:	_____________________________________

A-1
Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: _______________, _____

To:Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation, Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On ______________________________ (a Business Day).
2.	In the following currency [____].[1]
3.	In the amount of ___________________.

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

[AVNET, INC.][AVNET HOLDING EUROPE
BV]

By:
Name:
Title:

1 Specify Dollars or Euros.

B-1
Form of Swing Line Loan Notice

199545766_3

EXHIBIT C

FORM OF NOTE

____________________

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., Avnet Holding Europe BV, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  [This Note is also entitled to the benefits of the Guaranty.]1  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

[This Note amends, restates and continues indebtedness under the Note issued to Lender by the Borrower dated as of [June 28, 2018][August 2, 2022]  (the “Original Note”), and this Note is in substitution for and an amendment and replacement of the Original Note.  Nothing herein or in any document shall be construed to constitute payment of the Original Note.]

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

1 To be inserted into Note executed by Avnet Europe or a Designated Borrower only.

C-1
Form of Note

199545766_3

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[AVNET, INC.]
OR [AVNET HOLDING EUROPE BV]

OR

[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:

C-2
Form of Note

199545766_3

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

C-3
Form of Note

199545766_3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _______________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the         of the Company, and that, as such, he/she is authorized to execute and deliver this certificate to the Administrative Agent on behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of a Registered Public Accounting Firm required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3.A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether any Default or Event of Default occurred during such fiscal period.  To the best knowledge of the undersigned after making such review,

[select one:]

[no Default or Event of Default has occurred (whether during such fiscal period or otherwise) and is continuing on the date hereof.]

--or--

D-1
Form of Compliance Certificate

199545766_3

[the following is a list of each Default or Event of Default that has occurred (whether during such fiscal period or otherwise) and is continuing on the date hereof and, in each case, the nature and status of such Default or Event of Default:]

4.The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the Financial Statement Date.

□Check for distribution to Public Lenders and private side Lenders3

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

AVNET, INC.

By:
Name:
Title:

3  If this is not checked, this certificate will only be posted to private side Lenders.

D-2
Form of Compliance Certificate

199545766_3

Financial Statement Date: ________________

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.10 – Consolidated Leverage Ratio.

A.Consolidated Funded Indebtedness at Financial Statement Date:$

B.Consolidated EBITDA for Subject Period:$

C.Consolidated Leverage Ratio (Line I.A ÷ Line I.B):  to 1.00

Maximum Permitted4.00 to 1.00

In Compliance?[Yes/No]

D-3
Form of Compliance Certificate

199545766_3

Financial Statement Date: ________________

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended ________	Quarter Ended ________	Quarter Ended ________	Quarter Ended ________	Twelve Months Ended ________
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation and amortization expenses
+ gains or losses related to the early extinguishment of fixed income obligations
+ non-cash or non-recurring expenses reducing Consolidated Net Income
- non-cash items increasing Consolidated Net Income
= Consolidated EBITDA

D-4
Form of Compliance Certificate

199545766_3

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]5 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]6 hereunder are several and not joint.]7  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facilities identified below (including, without limitation, participations in L/C Obligations and in Swing Line Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:______________________________

______________________________

4 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

5 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

6 Select as appropriate.

7 Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-1
Form of Assignment and Assumption

199545766_3

2.Assignee[s]:______________________________ ___________________________ [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.Borrowers:Avnet, Inc.

Avnet Holding Europe BV

[Add Designated Borrowers if applicable]

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.

Credit Agreement:  Third Amended and Restated Credit Agreement, dated as of January 17, 2025, among Avnet, Inc., Avnet Holding Europe BV, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender

6.	Assigned Interest[s]:
Assignor[s][8]	Assignee[s][9]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[10]	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans[11]	CUSIP Number
		Revolving Loan	$_______________	$____________	___________%
		Revolving Loan	$_______________	$____________	___________%
		Revolving Loan	$_______________	$____________	___________%

[7.Trade Date:__________________]12

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: ______________________________

Title:

8 List each Assignor, as appropriate.

9 List each Assignee, as appropriate.

10 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

11  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

12 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-2
Form of Assignment and Assumption

199545766_3

ASSIGNEE

[NAME OF ASSIGNEE]

By: _______________________________

Title:

[Consented to and]13 Accepted:

BANK OF AMERICA, N.A., as

Administrative Agent

By: _________________________________

Title:

Consented to:

BANK OF AMERICA, N.A., as

Swing Line Lender

By: _________________________________

Title:

[Consented to:]14

AVNET, INC.

By: _________________________________

Title:

[______________], as an L/C Issuer

By: _________________________________

Title:

13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

14 To be added only if the consent of the Company and/or L/C Issuers is required by the terms of the Credit Agreement.

E-3
Form of Assignment and Assumption

199545766_3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

E-4
Form of Assignment and Assumption

199545766_3

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-5
Form of Assignment and Assumption

199545766_3

EXHIBIT F

FORM OF GUARANTY

See attached.

SECOND AMENDED AND RESTATED GUARANTY

THIS SECOND AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of January 17, 2025, is made by AVNET, INC., a New York corporation (“Avnet” or the “Guarantor”), to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent under the Credit Agreement defined below (in such capacity, the “Administrative Agent”), each of the lenders now or hereafter party to the Credit Agreement defined below (each, a “Lender” and, collectively, the “Lenders” and, together with the Administrative Agent, collectively, the “Secured Parties” and each a “Secured Party”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Avnet and Bank of America, N.A., as administrative agent, are parties to that certain Amended and Restated Guaranty Agreement dated as of August 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guaranty Agreement”), pursuant to which Avnet guaranteed the extensions of credit made or maintained under that certain Second Amended and Restated Credit Agreement dated as of August 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among Avnet, the Designated Borrowers from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, and the lenders from time to time party thereto;

WHEREAS, Avnet, the Designated Borrowers party thereto from time to time, the lenders party thereto from time to time and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which such lenders have made available to the Borrowers a revolving credit facility, with swingline, letter of credit and multi-currency subfacilities;

WHEREAS, Avnet wishes to amend and restate the Existing Guaranty Agreement, and is willing to enter into this Guaranty Agreement in connection therewith; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.Guaranty.  The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to each Secured Party the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Guaranty Agreement,

“Guaranteed Liabilities” means:  (a) each Designated Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from such Designated Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including all fees and expenses of counsel in accordance with the Loan Documents (collectively, “Attorneys’ Costs”)); and (b) each Designated Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Designated Borrower under the Credit Agreement, the Notes and all other Loan Documents.  The Guarantor’s obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantor’s Obligations”.

The Guarantor agrees that it is directly and primarily liable for the Guaranteed Liabilities.

2.Payment.If any Designated Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fees (including, but not limited to, Attorneys’ Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then the Guarantor will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent, for the benefit of the Secured Parties an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Section 8.01(f) of the Credit Agreement (and irrespective of the applicability of any restriction on acceleration or other action as against any Designated Borrower under any Debtor Relief Laws), the entire outstanding or accrued amount of all Obligations or (ii) perform such Guaranteed Liabilities, as applicable.  For purposes of this Section 2, the Guarantor acknowledges and agrees that the “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees or otherwise) which would have been accelerated in accordance with Section 8.02 of the Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

3.Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantor’s Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of, and the Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement by reason of:

(a)any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantor’s Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)any acceleration of the maturity of any of the Guaranteed Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor’s Obligations, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)any dissolution of any Designated Borrower or any other party to a Related Agreement, or the combination or consolidation of any Designated Borrower or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Designated Borrower or any other party to a Related Agreement;

(f)any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation obligations arising under any other guaranty or any other Loan Document now or hereafter in effect);

(h)any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities or any of the obligations or liabilities of any party to any other Related Agreement;

(i)any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Designated Borrower or to any collateral in respect of the Guaranteed Liabilities or the Guarantor’s Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor’s Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

4.Currency and Funds of Payment.  All Guarantor’s Obligations for payment will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against any Designated Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Designated Borrower of any or all of the Guaranteed Liabilities.  If any claim arising under or related to this Guaranty Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Liabilities are denominated or the currencies payable hereunder (collectively the “Agreement Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Agreement Currency included in the judgment, determined as of the date of judgment.  If, for the proposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder shall be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudicated to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable law).

5.Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantor’s Obligations shall immediately be and become due and payable.

6.Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, the Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to the Guarantor from any Designated Borrower, to the payment in full of the Guaranteed Liabilities.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantor’s Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by the Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of the Guarantor.

7.Suits.  The Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to the Guarantor, the Guarantor’s Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against the Guarantor.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against the Guarantor, whether or not suit has been commenced against any Designated Borrower or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.Set-Off and Waiver.  The Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against any Designated Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor.  The Guarantor agrees that each Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of the Guarantor, including any balance of any deposit account or of any credit of the Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9.Waiver of Notice; Subrogation.

(a)The Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of any Designated Borrower or otherwise entering into arrangements with any Designated Borrower giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantor’s Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)The Guarantor hereby agrees that payment or performance by the Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to the Guarantor without the Administrative Agent being required, the Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Designated Borrower or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Designated Borrower or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)The Guarantor further agrees with respect to this Guaranty Agreement that it shall not exercise any of its rights of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Designated Borrower, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Designated Borrower or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by the Guarantor against the estate of any Designated Borrower within the meaning of Section 101 of the Bankruptcy Code in the event of a subsequent case involving any Designated Borrower.  If an amount shall be paid to the Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantor’s Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantor’s Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 21 hereof, and occurrence of the Facility Termination Date.  For purposes of this Guaranty Agreement, “Facility Termination Date”  means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations) and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable  L/C Issuer shall have been made).

10.Effectiveness; Enforceability.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof.  Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to the Guarantor in accordance with Section 23 hereof.

11.Representations and Warranties.  The Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that (a) it is duly authorized to execute and deliver this Guaranty Agreement, and to perform its obligations under this Guaranty Agreement; (b) this Guaranty Agreement has been duly executed and delivered on behalf of the Guarantor by its duly authorized representative; (c) this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and (d) the Guarantor’s execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of (i) any of its Organization Documents, (ii) any agreement or instrument to which the Guarantor is a party or (iii) any Law, order, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject, except, in the case of immediately preceding clauses (ii) and (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

12.Expenses and Indemnity.  The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including Attorneys’ Costs, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.  Without limitation of any other obligations of the Guarantor or remedies of the Administrative Agent or any Secured Party under this Guaranty Agreement, the Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Administrative Agent and each Secured Party from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including Attorneys’ Costs) that may be suffered or incurred by the Administrative Agent or such Secured Party in connection with or as a result of any failure of the Guaranteed Liabilities to be the legal, valid and binding obligations of any Designated Borrower enforceable against such Designated Borrower in accordance with their terms.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Liabilities and termination of this Guaranty Agreement.

13.Reinstatement.  The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14.Attorney-in-Fact.  To the extent permitted by law, the Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as the Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.Reliance.  The Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:  (a) the Guarantor has adequate means to obtain on a continuing basis (i) from each Designated Borrower, information concerning such Designated Borrower and such Designated Borrower’s financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement (“Other Information”), and has full and complete access to each Designated Borrower’s books and records and to such Other Information; (b) the Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) the Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) the Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of each Designated Borrower, such Designated Borrower’s financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning any Designated Borrower or any Designated Borrower’s financial condition and affairs or any other matters material to the Guarantor’s decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  The Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning any Designated Borrower or such Designated Borrower’s financial condition and affairs, or any Other Information and that, if the Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, the Guarantor (if it intends to use or rely on any such information) will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.Entire Agreement.  This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Section 21, neither this Guaranty Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.Binding Agreement; Assignment.  This Guaranty Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that the Guarantor shall not be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein or therein without the prior written consent of the Administrative Agent.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation, such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.Severability.  If any provision of this Guaranty Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.Counterparts.  The provisions of Section 10.10 of the Credit Agreement shall be applicable to this Guaranty Agreement.

21.Termination.  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement, and all of the Guarantor’s Obligations hereunder (excluding those Guarantor’s Obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

22.Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor’s guaranty of the

Guaranteed Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

23.Notices.  Any notice required or permitted hereunder shall be given, (a) with respect to the Guarantor, at the address(es) indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address(es) indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.Governing Law; Jurisdiction; Etc.

(a)THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF

THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23.  NOTHING IN THIS GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW; PROVIDED, THAT NO ELECTRONIC COMMUNICATION SHALL CONSTITUTE SERVICE OF PROCESS HEREUNDER.

25.Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26.Amendment and Restatement; No Novation.  This Guaranty Agreement constitutes an amendment and restatement of the Existing Guaranty Agreement, effective from and after the Closing Date.  The execution and delivery of this Guaranty Agreement shall not constitute a novation of any obligations owing to the Lenders or the Administrative Agent under the Existing Guaranty Agreement or the Existing Credit Agreement.  On the Closing Date, the guaranty provided under the Existing Guaranty Agreement, shall remain and continue (as amended, supplemented, modified and restated by the terms of this Agreement) in full force and effect with respect to the Guaranteed Liabilities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTOR:

Avnet, Inc.

By:
Name:
Title:

F-12
Form of Guaranty

199545766_3

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative
Agent

By:
Name:
Title:

F-13
Form of Guaranty

199545766_3

EXHIBIT G

FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT

Date: _______________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a direct or indirect, wholly-owned Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the Designated Borrower is a Domestic Subsidiary:  The true and correct U.S. taxpayer identification number of the Designated Borrower is ___________________.

Complete if the Designated Borrower is a Foreign Subsidiary:  The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower.

The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement applicable to a Designated Borrower as if it had manually executed the Credit Agreement, and further represents and warrants as

G-1
Form of Designated Borrower Request and Assumption Agreement

199545766_3

follows:  [The following representations and warranties may be further qualified or stricken on a case by case basis in the sole discretion of the Administrative Agent.]

(c)The Designated Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively the “Applicable Documents”), and the execution, delivery and performance by the Designated Borrower of the Applicable Documents constitute and will constitute private and commercial acts and not public or governmental acts.
(d)Neither the Designated Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Designated Borrower is organized and existing in respect of its obligations under the Applicable Documents.
(e)The Applicable Documents are in proper legal form under the Laws of the jurisdiction in which the Designated Borrower is organized and existing for the enforcement thereof against the Designated Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Documents, except to the extent that the failure to be in such proper legal form could not reasonably be expected to adversely effect the enforceability of the Guaranty against the Company.
(f)It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Documents that the Applicable Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Designated Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Documents or any other document, (i) except for (A) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Document or any other document is sought to be enforced and (B) any charge or tax as has been timely paid, and (ii) except to the extent that the failure so to file, register, record, execute or notarize such documents, or to make such payments, could not reasonably be expected to adversely effect the enforceability of the Guaranty against the Company.
(g)The execution, delivery and performance of the Applicable Documents are, under applicable foreign exchange control regulations of the jurisdiction in which the Designated Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans and to obtain Letters of Credit under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans or Letters of Credit for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

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THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

AVNET, INC.

By:
Name:
Title:

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EXHIBIT H

FORM OF DESIGNATED BORROWER NOTICE

Date: _______________, _____

To:Avnet, Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans and obtain Letters of Credit for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

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EXHIBIT I-1

FORM OF OPINION OF COVINGTON & BURLING LLP

January 17, 2025

Bank of America, N.A., as Administrative Agent,

Swing Line Lender and an L/C Issuer,

and the Lenders party to the Credit Agreement

referred to below

Agency Management

540 W. Madison Street

Mail Code: IL4-540-22-29

Chicago, IL 60661

Ladies and Gentlemen:

We have acted as special New York counsel to Avnet, Inc., a New York corporation (the “Company”), in connection with the Third Amended and Restated Credit Agreement, dated the date hereof (the “Credit Agreement”), among the Company, Avnet Holding Europe BV (“Avnet Europe” and, together with the Company, the “Opinion Parties”), each other subsidiary of the Company that may become party to the Credit Agreement in accordance with its terms, each lender party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement) and as an L/C Issuer (as defined in the Credit Agreement).  This letter is delivered to you pursuant to Section 4.01(a)(v) of the Credit Agreement.

We have reviewed (i) the Credit Agreement, (ii) the promissory notes, dated the date hereof, issued by the Company and Avnet Europe to certain of the Lenders (the “Notes”), (iii) the Second Amended and Restated Guaranty Agreement, dated the date hereof, among the Company and the Administrative Agent (the “Guaranty Agreement,” and together with the Credit Agreement and the Notes, the “Documents”), (iv) a copy of the Restated Certificate of Incorporation of the Company, certified by the Department of State of the State of New York as of [ ], 2025 and certified by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Charter”), (v) a certificate, dated January 7, 2025, from the Department of State of the State of New York (the “New York Certificate”) and written confirmation, dated the date hereof, from Corporation Service Company (the “Bring-Down Letter,” and collectively with the New York Certificate, the “New York Confirmations”), as to the existence of the Company in the State of New York, and (vi) such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.  We have assumed further that each Lender, the Administrative Agent, the Swing Line Lender and each L/C Issuer has duly authorized, executed and delivered the Documents to which it is a party and that the Credit Agreement is the valid and binding obligation of the Administrative

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Agent, the Swing Line Lender, each L/C Issuer and each Lender party thereto, enforceable against each in accordance with its terms.  We have assumed further that the Company is a corporation duly organized under the law of the State of New York.

We have assumed that Avnet Europe is duly organized, validly existing and in good standing under the law of Belgium and has all requisite power, authority and legal right to execute and deliver the Documents to which it is a party and to perform its obligations thereunder.  We have assumed that Avnet Europe has duly authorized, executed and delivered the Documents to which it is a party.

We have assumed further that the execution and delivery of the Documents by each Opinion Party that is a party thereto and the performance by each Opinion Party of its respective obligations thereunder do not and will not violate or contravene any judgment, order, or decree issued by any court, arbitrator or governmental or regulatory authority, or conflict with or result in a breach of, or constitute a default under, any contract or other instrument binding on or affecting the Opinion Parties or any of their properties or assets.  We have assumed further the accuracy of the representations and, for purposes of the opinions set forth in paragraphs 6 and 7, compliance by the Opinion Parties with the covenants set forth in Articles V, VI and VII of the Credit Agreement, including, without limitation, Sections 5.13 and 7.09.  We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from officers of the Opinion Parties and other sources believed by us to be responsible.

Our opinion in paragraph 1 below as to the valid existence and good standing of the Company under the law of the State of New York is based solely on our review of the Charter and the New York Confirmations.

Based upon the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that, insofar as the law of the State of New York and the Federal law of the United States of America are concerned:

1.The Company is a corporation validly existing and in good standing under the law of the State of New York and has the corporate power and authority to execute and deliver the Documents and to perform its obligations under the Documents.

2.The execution and delivery by the Company of the Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action.  Each of the Documents has been duly executed and delivered by the Company.

3.Each of the Documents constitutes the valid and binding obligation of each Opinion Party that is a party thereto, enforceable against each Opinion Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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4.No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America is required on the part of any Opinion Party for the execution and delivery of the Documents or the consummation of the transactions contemplated thereby in accordance with the terms thereof (including, without limitation, the payment of Obligations (as defined in the Credit Agreement) when due and payable under the Documents, and the delivery of borrowing notices and other financial information set forth therein).

5.The execution and delivery by each Opinion Party of the Documents to which it is a party and the consummation by each Opinion Party  of the transactions contemplated thereby in accordance with the terms thereof (including, without limitation, the payment of Obligations (as defined in the Credit Agreement) when due and payable under the Documents, and the delivery of borrowing notices and other financial information set forth therein) do not violate any New York or Federal statute, law, rule or regulation known to us to which the Opinion Parties are subject.

6.The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.Neither the financing as contemplated by the Documents nor the use of the proceeds thereof by the Company as described in the Documents will violate Regulation U of the Board of Governors of the Federal Reserve System.

The foregoing opinion is subject to the following qualifications:

(a)We express no opinion as to:

(i)the existence or adequacy of consideration received for the Guaranty Agreement;

(ii)waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or a party otherwise would have or bestowed by operation of law;

(iii)releases or waivers of unmatured claims or rights;

(iv)indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy;

(v)grants of powers of attorney or proxies;

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(vi) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest and premiums payable upon acceleration of indebtedness;

(vii)provisions purporting to require a non-prevailing party in a dispute to pay attorneys’ fees and expenses, or other costs, to a prevailing party;

(viii)provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received;

(ix)provisions purporting to make a party’s determination conclusive or permitting a party to act in its sole discretion;

(x)restrictions upon transfers, pledges or assignments of a party’s rights under the Documents;

(xi)exclusive jurisdiction or venue provisions;

(xii)provisions purporting to govern post-judgment interest;

(xiii)provisions purporting to determine the rate at which judgments in currencies other than United States Dollars would be translated into United States Dollars or vice-versa;

(xiv)provisions purporting to consent to service of process by specific methods of notice; or

(xv)provisions inconsistent with any applicable statute of limitations.

(b)We express no opinion as to any right of setoff, netting, bankers lien or counterclaim or right to the application of property in the possession or control of the Administrative Agent, the Swing-Line Lender, any L/C Issuer or any Lender.

(c)We express no opinion as to whether any Document to which Avnet Europe is a party constitutes the valid and binding obligation of Avnet Europe, enforceable against Avnet Europe in accordance with its terms, under the laws of Belgium, or as to the effect thereof on the opinion expressed in paragraph 3 of this letter.

(d)We express no opinion as to the conclusive effect or enforceability of a foreign country judgment in a state or Federal court in the United States of America.

(e)Except as set forth in paragraphs 6 and 7, we express no opinion as to the Dodd-Frank Wall Street Reform and Consumer Protection Act or as to any Federal or state securities or Blue Sky laws, commodities laws or insurance laws or as to any Federal or state anti-fraud or disclosure laws.

(f)We have assumed that all Purpose Statement requirements under Regulation U are being complied with, and that any non-bank Lender has complied with all applicable registration requirements under Regulation U.

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(f)We express no opinion on Regulation T or X of the Board of Governors of the Federal Reserve System.

(g)We express no opinion as to any tax laws or the Employee Retirement Income Security Act of 1974, or any regulations thereunder, or any comparable state laws.

(h)We express no opinion as to any legal requirements or restrictions applicable to the Administrative Agent, the Swing Line Lender, any L/C Issuer or any Lender.

(i)Our opinions in paragraphs 4 and 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated by the Documents and do not extend to laws or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the Opinion Parties’ business, or to any environmental laws or regulations.

You have received an opinion from Argo Law BV, dated the date hereof, as to certain matters of Belgian law. We express no opinion with respect to those matters and we have, with your consent, assumed certain matters set forth in such opinion as expressly set forth herein.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the Federal law of the United States of America.

This letter is given solely for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent, except that (a) you may permit any person acquiring an assignment of any interest in the Obligations of the Opinion Parties under the Credit Agreement in accordance with the terms of the Credit Agreement to rely on this opinion as of its date as if it were addressed to such person and (b) this letter may be disclosed on a non-reliance basis to (i) your affiliates and attorneys, (ii) a bank examiner or other governmental official having regulatory authority over the Administrative Agent or any Lender, (iii) any person acquiring a permitted participation in Obligations under the Credit Agreement, or (iv) as otherwise required by applicable law, regulation or judicial process.

Very truly yours,

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EXHIBIT I-2

FORM OF OPINION OF ARGO LAW

To: Bank of America N.A., in its various capacities under the Credit Agreement (as defined below) and each party that is a Lender (as defined in the Credit Agreement referred to below) on the date of this legal opinion (hereinafter jointly referred to as the “Addressees” and each individually the “Addressee”).

By e-mail 17 January 2025

Dear Madam / Sir

RE: Legal opinion – Third amended and restated credit agreement

1	Introduction
1.1	We have acted as Belgian special counsel to Avnet Holding Europe BV (as further described in Schedule 1 and hereinafter referred to as the “Company”), in connection with the entry by the Company into an amendment to the Credit Agreement (as defined in Schedule 2).
1.2	Words and expressions defined in the Credit Agreement will have the same meaning when used in this legal opinion, unless the context requires otherwise.
1.3	In this legal opinion:
1.3.1	“Corporate Documents” means each of the documents and searches referred to in Schedule 3.
1.3.2	“Documents” means each of (i) the Opinion Document and (ii) the Corporate Documents.

1.3.3	“Opinion Document” means each of the documents described in Schedule 2.
2	Scope of Inquiry
2.1	We are providing this legal opinion only on the matters expressly stated herein and on the basis of and subject to the assumptions and qualifications set out below.
2.2	For purposes of rendering this legal opinion, we have only examined and relied on the Documents and we have not reviewed any agreements or documents as may be referred to therein.
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2.3	This legal opinion is limited to Belgian law as published and in effect on the date of this legal opinion and as such laws are currently interpreted in published authoritative case law of the courts of Belgium. We express no opinion as to the law of any other jurisdiction, nor on the law of the European Union as it affects any jurisdiction other than Belgium.
2.4	This legal opinion may only be relied upon, under the express condition that any issues of the interpretation or liability arising hereunder will be governed by Belgian law and be brought before a court in Belgium.
2.5	The opinions expressed herein are as of the date hereof. We assume no obligation to update, revise or supplement this legal opinion, nor to communicate further with or further advise any Addressee with respect to any matter covered in this legal opinion or any change, development, occurrence, circumstance, event or condition in respect of any such matter.
2.6	We have not been responsible for, nor assisted in, the investigation or verification of any statements regarding facts or the accuracy of facts (including statements as to any law other than Belgian law) or the reasonableness of any statements of opinion or intention contained in any documents, or for verifying that no material facts or provisions have been omitted therefrom.
2.7	We express no opinion as to the correctness or completeness of any representation given by any of the parties (express or implied) under or by virtue of the Documents, save if and insofar as the matters represented would be the subject matter of a specific opinion herein.
2.8	We express no opinion on any taxation, competition and anti-trust, financial assistance, regulatory oversight, sanctions or securities laws of any jurisdiction (including Belgium), save as otherwise stated herein.
2.9	A draft of this legal opinion has been provided earlier to the Addressees who took or had the opportunity to discuss all the issues herein covered.
2.10	This legal opinion is given by ARGO Law BV (“ARGO”) as a firm and not by the individuals or other legal entities providing services to ARGO or acting on its behalf. ARGO assumes responsibility for and is fully and exclusively responsible for the services provided by its lawyers and its personnel. No person other than ARGO has or will consequently have any personal, civil or tort obligations towards you as the beneficiary. The aggregate liability in respect of this legal opinion shall be limited to the amount of damages covered by and effectively recovered under the professional liability insurance policy concluded by ARGO, which currently amounts to 30 million euro per claim.
3	Opinion

Taking into account the scope of inquiry in relation hereof and subject to the assumptions set out in Schedule 4 of this legal opinion and qualifications set forth in Schedule 5 of this legal opinion, we are of the opinion that as of the date hereof:

3.1	Corporate status

The Company has been duly incorporated and is validly existing as a limited liability company under the laws of Belgium which is its jurisdiction of incorporation. The Company has unlimited corporate existence and the capacity to sue and be sued in its own name and to carry on its business as currently conducted.

3.2	Non-insolvency
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On the date of this legal opinion, we carried out the Regsol Search (as defined in Schedule 3 of this legal opinion), and no entries pertaining to the Company were shown.

3.3	Directors ban

Solely on the basis of the Directors Ban Search carried out on the date of this legal opinion, none of the directors of the Company with Belgian nationality, residing or having its statutory seat in Belgium or registered in the Crossroads Bank for Enterprises (‘Kruispuntbank van Ondernemingen’), are subject to a decision prohibiting the pursuit of certain functions, professions, or activities in Belgium.

3.4	Corporate power

The Company has the corporate power and capacity to execute and deliver the Opinion Document and to perform its obligations thereunder.

3.5	Due authorisation

The Company has, i.a. by way of the Corporate Authorisations, taken all necessary actions to approve and authorize the entry into the Opinion Document and the performance of its obligations and the exercise of its rights thereunder.

3.6	Due execution

The Opinion Document has been entered into on behalf of the Company through the execution by the Signatories as defined in Schedule 3, thereby validly binding the Company in respect of the Opinion Document.

3.7	SME Financing

Based on the Annual Accounts, the Belgian law of 21 December 2013 containing miscellaneous provisions in relation to the financing of small and medium-sized enterprises, as amended from time to time, does not apply to the credit granted to the Company pursuant to the Credit Agreement.

3.8	No conflict

The execution by the Company of the Opinion Document does not conflict with any law in Belgium applicable to companies in general nor, as is confirmed by the Corporate Authorisations with the Articles of Association of the Company.

3.9	No consents

No approval, authorisation or other action by, or filing with, any Belgian governmental, regulatory or supervisory authority or body is required in connection with the execution by the Company of the Opinion Document and the performance by the Company of its obligations thereunder.

3.10	Stamp duty / taxes
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No stamp duty, registration taxes or similar taxes are payable in Belgium in connection with the execution, delivery or performance of the Company’s obligations under the Opinion Document, save for:

3.10.1	a documentary duty of EUR 0.15 per original due per Opinion Document executed or drafted in Belgium;
3.10.2	the obtaining of a judgment in Belgium will give rise to a registration duty at the rate of 3% of the amount of the judgment.
3.11	No immunity

The Company will not be entitled in relation to itself or its assets to claim immunity from suit, execution, attachment or other legal process in any proceedings in Belgium in relation to the Opinion Document.

3.12	License

It is not necessary under the laws of Belgium:

3.12.1	in order to enable any Lender to enforce its rights under the Opinion Document; or
3.12.2	by reason only of the execution of the Opinion Document or the performance by it of its obligations under the Opinion Document,

that any such Lender should be licensed, qualified or otherwise entitled to carry on business in Belgium.

3.13	Residency

No Lender is or deemed to be resident, domiciled or carrying on business in Belgium by reason only of the execution, performance and/or enforcement of the Opinion Document.

3.14	Choice of law

The choice of law of the state of New York as the governing law of the Opinion Document in any proceedings in relation thereto (assuming such choice of law shall be upheld as legally valid and binding choice of law and given full effect by the relevant courts), will be upheld, recognized and given effect to by the courts of Belgium.

3.15	Choice of forum

The submission under the Opinion Document by the parties thereto to the jurisdiction of the courts of the state of New York (assuming such choice of court shall be upheld as legally valid and binding choice of courts and given full effect by such courts), will be upheld, recognized and given effect to by the courts of Belgium.

3.16	Judgement courts of New York

Any final judgment of the courts of the state of New York obtained against the Company in relation to the Opinion Document and which is enforceable in the United States of America, can be enforced in Belgium without any further formality or bringing separate proceedings in the courts of Belgium founded on the judgment of the courts of the state of New York, other than a declaration of enforceability obtained from the Belgian competent court and subject to any appeal thereto, in each case in accordance with the provisions of articles 22 e.s. of the Belgian Conflict of Laws Code (‘Wetboek van Internationaal Privaatrecht’)

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(hereinafter, “CLC”).  The courts of Belgium will recognize, accept and declare enforceable such judgment of the courts of the state of New York without any retrial or examination of the merits of the case, upon completion of the formalities set out in the aforementioned CLC, and, recognition or enforceability may be refused only on one of the grounds specified in article 25 of the CLC.

4	Reliance
4.1	This legal opinion is addressed to and is solely for the benefit of you as the Addressees, in your various capacities under the Credit Agreement, in the framework of the Opinion Document.
4.2	It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person, save that it may be disclosed without such consent to:
4.2.1	any person to whom disclosure is required to be made by applicable law, regulation or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceedings;
4.2.2	the officers, directors, employees, auditors and professional advisers of any Addressee;
4.2.3	any affiliate of any Addressee and the officers, directors, employees, auditors and professional advisers of such affiliate;
4.2.4	any person, not otherwise an Addressee of this legal opinion, who (i) becomes a finance party in accordance with the Credit Agreement, (ii) is a potential transferee or assignee of any Addressee or (iii) is or becomes a sub-participant or is a potential sub-participant of any such Addressee, and their respective officers, employees, auditors and professional advisers, and
4.2.5	to (re)insurers, insurance brokers and rating agencies;

on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, (ii) we do not assume any duty or liability to any person to whom such disclosure is made, and (iii), in preparing this legal opinion we only had regard to the interests of our client(s).

Yours faithfully,

For and on behalf of ARGO Law BV

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Schedule 1 – The Company

1.	Avnet Holding Europe BV, a limited liability company (besloten vennootschap) incorporated under the laws of Belgium, having its statutory seat at De Kleetlaan 3, 1831 Machelen, registered at the Crossroads Bank for Enterprises under number 0826.379.919 (RPR Brussels, Dutch-speaking division).

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Schedule 2 – Opinion Document

1.1

An executed version of the third amended and restated credit agreement dated 17 January 2025, between i.a. Avnet, Inc., the Company and certain of its subsidiaries as Borrowers and Bank of America N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer and the Lenders from time to time, amending and restating the credit agreement originally dated 28 June 2018 and made between i.a. Avnet, Inc., the Company and certain of its subsidiaries as Borrowers and Bank of America N.A. as Administrative Agent, Swing Line Lender and an L/C Issuer and the Lenders from time to time, as amended and/or restated from time to time and as amended and restated most recently prior to the date hereof on 2 August 2022 (the “Credit Agreement”).

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Schedule 3 – Corporate Documents

1	A copy of the coordinated articles of association of the Company dated 22 December 2020 (the “Articles of Association”).
2	A company certificate (‘Uittreksel van de Kruispuntbank van Ondernemingen’) in respect of the Company dated 17 January 2025 (the “Company Certificate”).
3	[An Excerpt published in the annexes to the Belgian Official Gazette (‘Belgisch Staatsblad’) of the shareholders resolutions of 24 September 2024 pertaining to the nomination of Mr. Wouter Vanmechelen and Ms. Ariane Van der Eecken as directors of the Company;

An excerpt published in the annexes to the Belgian Official Gazette (‘Belgisch Staatsblad’) of the shareholders resolutions of 19 June 2024 pertaining to the nomination of Ms. Stéphanie Damien as director of the Company; and

An excerpt published in the annexes to the Belgian Official Gazette (‘Belgisch Staatsblad’) of the shareholders resolutions of 1 June 2020 pertaining to the nomination of Mr. Maik Rollwage as director of the Company.

4	A copy of the executed written resolutions of the directors of the Company of 19 December 2024, approving the transactions described therein and appointing each director of the Company as well as Joseph Burke and Monica Pantea as special proxy holder for signing on behalf of the Company the Opinion Document (the “Corporate Authorisations”, resp. the “Signatories”).
5	On 17 January 2025 we have performed an online search on www.regsol.be in respect of the Company which did not show any bankruptcy, judicial reorganisation or court-authorised transfer of enterprise files were opened on that date (the “Regsol Search”).
6	On 17 January 2025 we have performed an online search on https://justban.just.fgov.be in respect of the directors of the Company with Belgian nationality, residing or having its statutory seat in Belgium or registered in the Crossroads Bank for Enterprises (‘Kruispuntbank van Ondernemingen’), which did not show any of such directors being subject to a decision prohibiting the pursuit of certain functions, professions, or activities in Belgium (the “Directors Ban Search”).
7	We have reviewed the publications of the Belgian Official Gazette for the Company, as retrieved through an online search on the date of this opinion. The most recent publication was publication 0147653 on 14 October 2024.
8	A copy of the annual accounts of the Company as published at the Central Balance Sheet Office at the National Bank of Belgium regarding (i) the fiscal year from 1 July 2022 until 30 June 2023, filed on 16 January 2024 and (ii) the fiscal year from 1 July 2023 until 30 June 2024, filed on 6 January 2025; and

A copy of the annual accounts of Avnet Europe (a limited liability company incorporated under the laws of Belgium, having its statutory seat at de Kleetlaan 3, 1831 Machelen, registered at the Crossroads Bank for Enterprises under number 0464.298.616) as published at the Central Balance Sheet Office at the National Bank of Belgium regarding (i) the fiscal year from 1 July 2022 until 30 June 2023, filed on 16 January 2024 and (ii) the fiscal year from 1 July 2023 until 30 June 2024, filed on 7 January 2025.

(jointly, the “Annual Accounts”)

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Schedule 4 – Assumptions

For the purpose of this legal opinion, we have made the following assumptions:

1	All copies we have examined, including when submitted to us by electronic mail or as conformed copies, execution versions or photocopies, conform to the originals, and all originals are genuine and complete; all drafts reviewed by us will be entered into by all parties thereto in the form of that draft.
2	Each (electronic) signature is the genuine signature of the individual concerned, where relevant duly respecting the relevant authenticity and identification requirements applicable to electronic signatures.
3	All parties to the Opinion Document (other than the Company) are duly incorporated and validly existing in accordance with their governing law, having unlimited corporate existence and the capacity to carry on their business as currently conducted.
4	All parties to the Opinion Document (other than the Company) have full power and capacity to execute and deliver the Opinion Document and the rights contemplated thereby and all documents related thereto to which they are a party, have full power and capacity to undertake and perform the obligations expressed to be assumed therein by each of them, and have taken all necessary actions to approve and authorize the same.
5	The Opinion Document and all documents related thereto have been or will be validly entered into by the parties thereto (other than the Company).
6	The Opinion Document and all documents related thereto constitute the legal, valid and binding obligations of such persons under the law of the state of New York, which is its chosen governing law (and assuming such choice of law shall be upheld as an admissible choice of law and given full effect by the courts of the State of New York) and have not been amended or revoked, and have not been declared null and void by the relevant court.
7	Any authorising resolutions from the Company, including the Corporate Authorisations, were passed at a properly conducted meeting of duly appointed and convened directors, or as the case may be, through a duly held written procedure of directors, their decisions and wording accurately reflecting the underlying circumstances and reality and any statutory or other provision relating to the conduct of meetings or the power to vote, as well as relating to directors’ interests or the power of interested directors to vote was duly observed and such resolutions have not been declared null and void by a competent court.
8	The corporate documents of the Company, including the Corporate Documents listed under Schedule 3, and the excerpts thereof published in the Belgian Official Gazette (‘Belgisch Staatsblad’), correspond and correctly reflect the corporate situation of the Company as of the date hereof.
9	No party to the Opinion Document, has been declared bankrupt, is the subject of court authorised transfer of enterprise (‘overdracht onder gerechtelijk gezag’) or has petitioned under the procedure for judicial reorganisation (‘gerechtelijke reorganisatie’) under Book XX of the Code of Economic Law, has been declared or has entered into proceedings of bankruptcy, proceedings relating to the winding-up of insolvent companies or other legal persons, judicial arrangements, compositions and analogous proceedings, fraudulent act (actio pauliana) or other similar laws affecting creditors’ rights generally.
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10	The centre of the main interest of the Company coincides and will coincide with its statutory seat, i.e., it is and will remain in Belgium, and the Company is not and shall not be affected by any secondary proceedings (nor an undertaking to avoid, or a stay of such secondary insolvency proceedings) or by proceedings in respect of other companies belonging to the same group of companies, including group coordination proceedings (terms as described in the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings).
11	No contractual or other restrictions binding on the Company (other than the Opinion Document or its Articles of Association) or on any other party to the Opinion Document exist which would affect the conclusions of this legal opinion.
12	None of the opinions expressed above would be affected by the laws (including of public policy) of any other jurisdiction outside Belgium.
13	There has been due compliance with all matters (including without limitation, the obtaining of any necessary consents, approvals and authorisations and the making of any necessary filings, registrations and notifications and the payment of stamp duty and other documentary taxes) under the laws other than the law of Belgium as may be related to the Opinion Document.
14	The parties to the Opinion Document will observe, perform and accept the terms of the Opinion Document and all legal consequences resulting therefrom, which we assume set out the entire understanding of such parties.
15	Each party enters into the Opinion Document in good faith for the purpose of and in connection with the carrying on of its business, and the Company, as it is stated in the Corporate Authorisations, enters into the Opinion Document for its corporate benefit which it reasonably may deem to be commensurate with the obligations to be undertaken under the Opinion Document.

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Schedule 5 – Qualifications

This legal opinion is subject to the following qualifications:

1	Insolvency

This legal opinion is subject to any limitations arising from bankruptcy, proceedings relating to the winding-up of insolvent companies or other legal persons, judicial arrangements, compositions and analogous proceedings, insolvency, liquidation, moratorium, reorganisation and as well as from other laws of general application relating to or affecting the rights of creditors.

2	Terms

The terms ‘enforceable’, ‘enforceability’, ‘valid’, ‘legal’, ‘binding’ and ‘effective’ (or any combination thereof) where used in this legal opinion, mean that the obligations assumed by the relevant party under the relevant document are of a type which Belgian law generally recognises and enforces; it does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of Belgium will in any event be subject to:

2.1	the nature of the remedies available in the Belgian courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations) and the acceptance by Belgian courts of jurisdiction;
2.2	prescription or limitation periods (within which claims, actions or proceedings may be brought);
2.3	the availability of defences such as, without limitation, set-off (unless validly waived), fraud, misrepresentation, unforeseen circumstances, undue influence, duress, error, abuse of right, good faith, exceptio non adimpleti contractus and counterclaim;
2.4	where any party is vested with a discretion or may determine a matter in its opinion, Belgian law may require such discretion to be exercised reasonably or such opinion to be based on reasonable grounds; and
2.5	periods of grace for the performance of its obligations may be granted by the courts of Belgium to a debtor who has acted in good faith.
3	Choice of law/forum
3.1	According to article 98 § 1 CLC, the law governing contractual obligations is determined by Regulation (EC) No 593/2008 of 17 June 2008 on the law applicable to contractual obligations (hereinafter, “Rome I Regulation”).

The Rome I Regulation recognizes a choice of law between parties. Such chosen law will govern the interpretation, performance, within the limits of the powers conferred on the court by its procedural law, the consequences of breach, including the assessment of damages in so far as it is governed by rules of law, the various ways of extinguishing obligations, and prescription and limitation of actions and the consequences of nullity of the contract (articles 3.1 and 12 of the Rome I Regulation), subject to the limits as specified in articles 3.3, 3.4 9 and 21 of the Rome I Regulation).

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3.2	A choice of foreign forum by parties will be upheld by a Belgian court, meaning that by virtue of article 7 of the CLC, a Belgian court would declare it has no jurisdiction to hear the case when the foreign judgment can be recognised by virtue of the CLC or it will postpone its judgment unless it can be foreseen that the foreign judgment could not be recognised or rendered effective in Belgium or unless, by virtue of article 11 of the CLC, Belgian courts by way of exception would have jurisdiction because the matter has a close connection to Belgium and a procedure outside Belgium would be impossible or it would be unreasonable to demand that the case is commenced abroad.

A clause providing for submission to foreign jurisdiction may not prevent a party from instituting summary proceedings (‘kort geding’) before a Belgian court in order to obtain urgent conservatory measures.

The taking of concurrent proceedings in more than one jurisdiction may not be accepted by the courts of Belgium and they may reject any such proceedings brought before them on the basis of the exception of litis pendentis.

4	Miscellaneous
4.1	A power of attorney, including when given by way of authorising resolutions, may be revoked ad nutum (i.e. without prior notice or without giving any reason) by the principal , except if it is limited in time and/or it relates to specific matters, in which case it can be made irrevocable. A power of attorney may also be null to the extent that there would be a conflict of interest between the principal and the attorney-in-fact. The principal can confirm any voidable actions taken by an attorney-in-fact having a conflict of interest, provided that it is doing so with full knowledge of the type of actions that have been taken by the attorney-in-fact.
4.2	A determination, designation, calculation or certificate as to any matter provided for in the Documents might, in certain circumstances, be held by a Belgian court not to be final, conclusive and binding (for example, if it could be shown to have an unreasonable or arbitrary basis or not to have been reached in good faith) notwithstanding the provisions of the relevant document.
4.3	Where any party is vested with a discretion or may determine a matter in its opinion, Belgian law may require such discretion to be exercised reasonably or such opinion to be based on reasonable grounds.
4.4	Where obligations are to be performed in a jurisdiction outside Belgium, they may not be enforceable in Belgium to the extent that performance would be illegal under the laws of that jurisdiction.
4.5	The effectiveness of a provision in an agreement providing for the severability of a provision held to be void, illegal or unenforceable can be limited by (i) rules of public policy or specific legal provisions and (ii) the (court’s interpretation of the) intentions of the parties to the agreement.
4.6	A Belgian court will give effect to any indemnity provisions of an agreement only if it can be established that any amount payable thereunder is a genuine pre-estimate of loss or an indemnity for actual costs, and is not a penalty.
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4.7	Any provisions in the Documents which involves an indemnity for, or the recovery of the costs and fees relating to litigation in Belgium may be unenforceable pursuant to article 1023 of the Belgian Judicial Code or only allowed up to limits determined by law.
4.8	Whilst, in the event of any proceedings being brought in a Belgian court in respect of a monetary obligation expressed to be payable in a currency other than a currency of a member state of the Organisation for Economic Co-operation and Development, a Belgian Court would have power to give judgment expressed in Euros and not as an order to pay such other currency, and may decline to enforce the benefit of currency indemnity clauses.
4.9	A Regsol Search does not provide conclusive evidence that a company has not become the subject of an insolvency proceeding (nor an indication to the contrary).
4.10	A Directors Ban Search does not provide conclusive evidence that a director with Belgian nationality or with a statutory seat in Belgium is subject to a decision prohibiting of certain functions, professions, or activities (nor an indication to the contrary).
4.11	According to article 25 of the Regulation (EU) 910/2014 of 23 July 2014 on electronic signatures a qualified electronic signature has the equivalent legal effect of a handwritten signature and if based on a qualified certificate issues in an EU-member state shall be recognised as a qualified electronic signature in all other EU-member states. An electronic signature that does not meet the requirement for a qualified electronic signature shall not be denied legal effect.
4.12	Although the Opinion Document does not have to be registered in Belgium, it is only on the date of its registration that such document will obtain a certified date.

***

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EXHIBIT I-3

FORM OF OPINION OF GENERAL COUNSEL AND CHIEF LEGAL OFFICER OF THE COMPANY

January 17, 2025

Bank of America, N.A., as Administrative Agent,

Swing Line Lender and an L/C Issuer,

and the Lenders party to the Credit Agreement referred to below

Agency Management

540 W. Madison Street

Mail Code:  IL4-540-22-29

Chicago, IL 60661

Re:	Avnet, Inc. – Third Amended and Restated Credit Agreement, dated as of January 17, 2025

Ladies and Gentlemen:

I am General Counsel and Chief Legal Officer of Avnet, Inc., a New York corporation (the “Company”). I am rendering this opinion in connection with the Third Amended and Restated Credit Agreement, dated the date hereof (the “Credit Agreement”), among the Company, Avnet Holding Europe BV, each other subsidiary of the Company that may become party to the Credit Agreement in accordance with its terms, each lender party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement) and as an L/C Issuer (as defined in the Credit Agreement).

For purposes of rendering this opinion, I have reviewed and examined the originals, or copies identified to my satisfaction as being true and complete copies of the originals, of the following documents and instruments:

1.the Credit Agreement, including the Schedules and Exhibits thereto;
2.the promissory notes, dated the date hereof, issued by the Company to certain of the Lenders (the “Notes”);
3.the Second Amended and Restated Guaranty, dated the date hereof, among the Company and the Administrative Agent; and
4.such other documents, certificates, instruments, corporate records and other statements of governmental officials, officers of the Company and others as I have deemed necessary or advisable to enable me to render the opinions set forth herein.

The documents and instruments identified in clauses (i), (ii) and (iii) are collectively referred to herein as the “Transaction Documents”.

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I have assumed without independent investigation that the signatures on all documents examined by me (other than those of the Company on the Transaction Documents) are genuine; all individuals executing such documents had all requisite legal capacity and competency; the documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals; each party to the Transaction Documents has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party; and the execution and delivery of such Transaction Documents by each party to the Transaction Documents and performance by such party of its obligations thereunder have been duly authorized by all necessary corporate or other action.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, I am of the opinion that:

1.The execution, delivery and performance by the Company of the Transaction Documents do not (i) violate (A) the certificate of incorporation or bylaws of the Company or (B) any order, judgment, or decree binding on the Company, or (ii) result in a breach of or default under any contract of the Company filed as an exhibit to the Company’s periodic reports under the Securities Exchange Act of 1934, as amended, or result in or require the creation or imposition of any lien or encumbrance upon any assets of the Company under any such contract.
2.To my knowledge, there is no action, suit or proceeding pending against or threatened against or affecting the Company before any court, governmental or regulatory authority or arbitrator, which if adversely determined would question, either individually or collectively, the validity of the Transaction Documents, or any of the transactions contemplated thereby.

I am admitted to practice in the State of Arizona and registered as in-house counsel in Arizona and express no opinion as to matters governed by any laws other than the laws of the State of Arizona. This opinion is limited to the effect of the present state of the laws of the State of Arizona. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

This opinion is rendered only to you and solely for your benefit in connection with the transactions contemplated by the Credit Agreement. This opinion may not otherwise be relied upon, or furnished, quoted or copied, in whole or in part, by you to or by any other person or entity (other than an assignee or participant of yours) for any purpose or in any other context, without my prior written consent; provided, that you may provide this opinion (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations or should such disclosure otherwise be required under applicable law, (ii) to your independent auditors and attorneys, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Transaction Documents or (v) the proposed assignee of or participant in your interest under the Transaction Documents.

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Very truly yours,

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EXHIBIT J

FORM OF LETTER OF CREDIT REPORT

To:	Bank of America, N.A. as Administrative Agent
Attn:
Phone No.:
Fax No.:

Ref.:	Letters of Credit
Issued for the account of Avnet, Inc.
or any Subsidiary thereof under the Third Amended and Restated Credit Agreement dated as of January 17, 2025

Reporting Period :___/___/20__ through___/___/20__

L/C No.	Maximum Face Amount	Current Face Amount	Escalating Y/N(?) If “Y" Provide Schedule*	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Auto Renewal Period/ Notice	Date of Amend -ment	Amount of Amend-ment	Amount of any reimbursement/Cash Collateral	Type of Amendment

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EXHIBIT K

FORM OF FOREIGN OBLIGOR OPINION

Form of Foreign Obligor Opinion

[To be delivered on letterhead of law firm in relevant jurisdiction]

___________________ __, _____

Bank of America, N.A., as Administrative Agent and Each of the Lenders Party to the Credit Agreement Referenced Below Agency Management 540 W. Madison Street Mail Code: IL4-540-22-29 Chicago, IL 60661

Ladies and Gentlemen:

We have acted as legal advisers in [relevant jurisdiction] to [entity name], which is [type of entity] (the “Company”), in connection with the Company’s execution and delivery of the Designated Borrower Request and Assumption Agreement (as defined in the Credit Agreement referenced below).  This opinion is rendered to you in compliance with Section 2.14(a) of the Third Amended and Restated Credit Agreement dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Avnet, Inc., a New York corporation, Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.  Capitalized terms used and not otherwise defined in this opinion shall have the respective meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

On the basis of, and in reliance on, the foregoing and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1.	The Company is a [describe entity] duly organized, validly existing [and in good standing – if applicable in relevant jurisdiction] under the laws of [country], and has all requisite [company] power and authority to own and operate its properties and to carry on its business as now conducted.

2.	The Company possesses the capacity to sue or be sued in its own name and, to our knowledge, after due inquiry at [please specify public registry], no steps have been or are being taken to appoint an administrator or a receiver, liquidator, trustee or similar official or otherwise to commence administration, bankruptcy, liquidation, insolvency or other analogous proceedings over or in respect of the Company or any of its assets.

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3.	To our knowledge, after due inquiry, there is no pending or overtly threatened, action, suit, governmental or judicial investigation or governmental or judicial proceeding (including, without limitation, any action, suit, governmental or judicial investigation, or governmental or judicial proceeding under any environmental or labor law) before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, which calls into question the validity or enforceability of the Designated Borrower Request and Assumption Agreement or the Credit Agreement.
4.	The execution, delivery and performance by the Company of the Designated Borrower Request and Assumption Agreement, and the performance by the Company of the Credit Agreement are within its [corporate] powers, have been duly authorized by all necessary [corporate] action and (a) do not contravene or constitute a default under (i) such Company’s [please specify organizational documents], (ii) any laws, rules or regulations of [country] applicable to the Company, or (iii) any contract, agreement, indenture, lease, instrument, commitment, judgment, writ, determination, order, decree or arbitral award of which we have knowledge after due inquiry of appropriate representatives of the Company, to which the Company is a party or by which the Company or any of its properties is bound and the contravention or default of which would have a Material Adverse Effect, and (b) does not or will not result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Company, except for the Liens that are either (i) permitted pursuant to the Credit Agreement [based upon factual representation of the Company in the Company Certificate that is addressed to us and to you], or (2) in your favor expressly created pursuant to the Loan Documents.

5.	No authorization or approval or other action by, and no notice to or filing with, any national, state, provincial, local or other governmental authority or regulatory body of or in [country] is required for the due execution, delivery and performance of the Designated Borrower Request and Assumption Agreement, or the performance of the Credit Agreement, by the Company[, which, if not obtained or made, would adversely affect the enforceability of the Designated Borrower Request and Assumption Agreement or the Credit Agreement against the Company in [country].

6.	The Designated Borrower Request and Assumption Agreement has been duly executed and delivered by the Company, and the Designated Borrower Request and Assumption Agreement and (by virtue of the Company’s execution of the Designated Borrower Request and Assumption Agreement) the Credit Agreement constitute the legal valid and binding obligations of such Company enforceable against such Company in accordance with their respective terms [Subject to standard local opinion law enforceability exceptions acceptable to the Administrative Agent].

7.	There is no tax, levy, impost, deduction, charge or withholding imposed by [country] or any political subdivision or taxing authority on or by virtue of the execution, delivery, enforcement, recording or filing of the Designated Borrower Request and Assumption Agreement or the Credit Agreement or on any payment to be made by the Company under the Designated Borrower Request and Assumption Agreement or the Credit Agreement, other than court costs and fees that may be or become payable in connection with the enforcement of the Designated Borrower Request and Assumption Agreement or the Credit Agreement. [If acceptable to the Administrative Agent, identified items which in the aggregate are not material will be allowed, if identified and reasonably quantified.]

8.	It is not necessary (a) in order to enable the Administrative Agent, the Lenders or any of them to enforce their respective rights under the Designated Borrower Request and Assumption Agreement or the Credit Agreement or (b) solely by reason of the execution, delivery or performance of the
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Designated Borrower Request and Assumption Agreement or the performance of the Credit Agreement, that any of them should be licensed, qualified or entitled to carry on business in [country].

9.	Neither the Administrative Agent nor the Lenders is or will be resident, domiciled, carrying on business or subject to taxation in [country] solely by reason only of the execution, delivery, performance and/or enforcement of the Designated Borrower Request and Assumption Agreement, or the performance and/or enforcement of the Credit Agreement.

10.	Neither the Company nor any of its property has any immunity from the jurisdiction of any [country] court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

11.	In any action or proceeding arising out of or relating to the Designated Borrower Request and Assumption Agreement or the Credit Agreement in any [country] court, such court would recognize and give effect to the provisions under which the parties agree that the Designated Borrower Request and Assumption Agreement and the Credit Agreement shall be governed by, and construed in accordance with, New York law. [If such court would not give effect to the choice of New York law by the parties, please include an opinion that the Designated Borrower Request and Assumption Agreement and the Credit Agreement would be legal, valid, binding and enforceable under the laws of the applicable jurisdiction.]

12.	The submission to the non-exclusive jurisdiction of the state or federal courts located in the State of New York by the Company contained in the Designated Borrower Request and Assumption Agreement and the Credit Agreement is valid and binding on such Company and is not subject to revocation.

13.	A final judgment of a state or federal court located in the State of New York relating to the Designated Borrower Request and Assumption Agreement or the Credit Agreement would be enforced by [country] court without relitigation on the underlying merits. [Description of required procedures and evidence that do not require relitigating the underlying merits will, to the extent acceptable to the Administrative Agent, will be allowed.]

14.	Awards rendered in U.S. Dollars will be recognized by a [describe country] court and there are no restrictions on the right of the Administrative Agent or any Lender to remove funds awarded in a proceeding in [country] from such jurisdiction. [Description of procedural requirements that do not impair the ability to remove funds awarded and are acceptable to the Administrative Agent will be allowed.]
15.	The rate or rates of interest provided for in the Credit Agreement, including all late payment charges and the Default Rate provided for therein, do not and will not violate or conflict with, or give rise to any defense to payment of the Obligations or to any claim, counterclaim, setoff or recoupment under, any usury or other law or regulation of [country] governing the maximum rate of interest or amount of other charges that may be charged or incurred in transactions of the type contemplated under the Designated Borrower Request and Assumption Agreement or the Credit Agreement.

Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Designated Borrower Request and Assumption Agreement and the Credit Agreement and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the “Reliance Parties”), or by any Reliance Party for any other

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purpose.  Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

Yours truly,

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Form of Foreign Obligor Opinion

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EXHIBIT L-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:  _______________________

Name:  ________________________

Title:  ________________________

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

199545766_3

EXHIBIT L-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  _______________________

Name:  ________________________

Title:  ________________________

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

199545766_3

EXHIBIT L-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  _______________________

Name:  ________________________

Title:  ________________________

Date: ________ __, 20[ ]

L-3

Form of U.S. Tax Compliance Certificate

199545766_3

EXHIBIT L-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Avnet, Inc., a New York corporation (the “Company”), Avnet Holding Europe BV, a Belgian privately held limited liability company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________

Name: ________________________

Title: ________________________

DATE: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

199545766_3